Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the Registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Such redactions can be identified by “[***]” where information has been omitted.

Exhibit 10.16

EXECUTION VERSION

Dated 23 July 2022

COOPERATION AGREEMENT

relating to

PROJECT COOPER

between

THE INVESTORS

TOPCO

MIDCO

BIDCO

MERGER SUB

MGA HOLDCO

MANAGEMENT SELLER REPRESENTATIVE

and

FIHL

Contents

1.	Definitions and interpretation	5

2.	Pre-Completion Undertakings	19

3.	Warranties	28

4.	Conditions to Completion	30

5.	Termination	37

6.	Costs	37

7.	Completion	38

8.	Limitation of liability	39

9.	Marketing Materials disclaimer	40

10.	Announcements and confidentiality	41

11.	Notices	42

12.	Management Seller Representative	46

13.	Investors’ Representative	46

14.	General	47

Schedule 1 The Investors		87

Schedule 2 Regulatory Conditions to Completion		89

Schedule 3 Conduct of business before Completion		91

Schedule 4 Equity Documents		94

Schedule 5 Binder Agreements		95

Schedule 6 Structure Steps Plan		96

Schedule 7 FIHL Shareholders Agreement Term Sheet		97

Schedule 8 Completion Calculations		99

THIS AGREEMENT is made on 23 July 2022

PARTIES

(1)	FIDELIS INSURANCE HOLDINGS LIMITED, a Bermuda exempted company with limited liability, whose registered address is Waterloo House, 100 Pitts Bay Road, Pembroke, Bermuda HM 08 (“FIHL”);

(2)	THE ENTITIES SET OUT IN SCHEDULE (the “Investors”);

(3)	SHELF HOLDCO LTD., a Bermuda exempted company with registration number 202200924, whose registered address is at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda (“Topco”);

(4)	SHELF MIDCO LTD., a Bermuda exempted company with registration number 202201310, whose registered address is at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda (“Midco”);

(5)	SHELF BIDCO LTD., a Bermuda exempted company with registration number 202201311, whose registered address is at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda (“Bidco”);

(6)	SHELF BIDCO II LTD., a Bermuda exempted company with registration number 202201312, whose registered address is at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda (“Merger Sub”);

(7)	SHELF HOLDCO II LTD., a Bermuda exempted company with registration number 202201143, whose registered address is at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda (“MGA Holdco”); and

(8)	Richard Brindle, whose address is 22 Bishopsgate, 42nd Floor, London, United Kingdom, EC2N 4BQ (the “Management Seller Representative”).

INTRODUCTION

(A)

The board of directors of FIHL has determined that it is in the best interests of FIHL’s members as a whole to effect a reorganisation of FIHL’s business pursuant to which its business will be reorganised into: (i) a balance sheet business, which will comprise FIHL’s regulated (re)insurance carriers (the “Balance Sheet Business”); and (ii) a managing general agent business, which will comprise the MGA Group Companies, in each case in accordance with Steps 1 to 20 of the Structure Steps Plan (the “Pre-Completion Reorganisation”).

(B)	Following the Pre-Completion Reorganisation, it is intended that, among other things, at or immediately prior to Completion:

(i)	the Warrantholders will exercise their In the Money Warrants and forfeit their Out of the Money Warrants for nil consideration;

(ii)	the Investors will subscribe for shares in Topco in accordance with the terms of the Subscription Agreements (the “Topco Subscription”);

(iii)	Bidco will draw down under the Facilities;

(iv)	Topco will acquire the FIHL Sale Shares from the Sellers on the terms of the SPAs (the “Share Purchase”);

(v)	Topco will contribute the FIHL Sale Shares to Midco;

(vi)	Midco will contribute the FIHL Sale Shares to Bidco;

(vii)	FIHL will re-designate its FIHL Shares into A Shares and MGA Distribution Shares;

(viii)

subject to the completion of the prior Structure Steps 1 to 30 (inclusive), FIHL will make, pursuant to and in accordance with Structure Step 31, a distribution in specie of MGA Holdco to holders of MGA Distribution Shares;

(ix)	MGA Holdco will be merged with and into Merger Sub with MGA Holdco being the surviving entity, following which Bidco will be the sole shareholder of MGA Holdco (the “Merger”);

(x)

FIHL intends to effect an initial public offering on behalf of its shareholders agreeing to sell a portion of their FIHL Shares pursuant to a registration statement and/or a prospectus pursuant to which there will be established a listing of the FIHL Shares on either the New York Stock Exchange or the Nasdaq Global Select Market (the “IPO”), subject to the board of FIHL determining to proceed with such IPO given prevailing market conditions;

(xi)

MGA Holdco will purchase FIHL Shares comprising 9.9% of FIHL’s common share capital from certain of FIHL’s shareholders for $[******] conducted by way of a private placement conducted at the same time as Completion (the “FIHL Purchase”); and

(xii)	MGA Holdco and its subsidiaries will commence performing services for FIHL and its subsidiaries pursuant to the terms of the Binder Agreements,

(the Pre-Completion Reorganisation and (i) through to (xii), being “Project Cooper”).

(C)	Project Cooper is subject to the approval of applicable Regulatory Authorities as set forth in this Agreement.

(D)	On the date of this Agreement, the applicable parties thereto have entered into the Subscription Agreements, the SPAs and the Merger Agreement.

(E)	This Agreement sets out the terms and conditions of an agreement between the Parties in connection with the conduct and implementation of Project Cooper.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.	Definitions and interpretation

Definitions

1.1	In this Agreement, unless the context requires otherwise, the capitalised terms set out below have the following meanings:

“$10 Warrants” means those certain warrants issued by FIHL to certain members of its management over FIHL Shares with an initial exercise price of $10 and a current exercise price between $[******] and $[******];

“$16 Warrants” means those certain warrants issued by FIHL to certain members of its management over FIHL Shares with an initial exercise price of $16 and a current exercise price of $[******];

“$20 Warrants” means those certain warrants issued by FIHL to certain members of its management over FIHL Shares with an initial exercise price of $20 and a current exercise price of $[******];

“A Shares” means the FIHL Shares which will be re-designated as such at Structure Steps 26 and 28;

“Adverse Change” has the meaning given in Clause 2.5;

“Agreement” means this cooperation agreement, including the Introduction and the Schedules, as amended or restated from time to time;

“Announcement” means any announcement relating to the signing of this Agreement or the consummation of the Transactions as agreed in accordance with Clause 10.1;

“Balance Sheet Business” has the meaning set out in the Introduction;

“Balance Sheet Conditions” has the meaning given in Clause 4.1.1(c);

“Balance Sheet Regulatory Conditions” has the meaning given in Clause 4.1.1(b);

“Bermuda MGA” means Shelf Opco Bermuda Limited;

“Binder Agreements” means (i) that certain framework agreement to be entered into between FIHL and Topco prior to or at Completion on the terms and conditions set out in Schedule 5-I with such changes as may be required by Regulatory Authorities (other than any Burdensome Condition), (ii) those certain delegated underwriting authority agreements, to be entered into pursuant to such framework agreement among certain subsidiaries of FIHL and certain subsidiaries of Topco at Completion, pursuant to which such subsidiaries of FIHL will delegate underwriting authority to such subsidiaries of Topco, in each case on the terms and conditions set out in Schedule 5-II, with such changes as may be required by Regulatory Authorities (other than any Burdensome Condition), (iii) those certain outsourcing services agreement(s) to be entered into pursuant to such framework agreement among FIHL and certain subsidiaries of FIHL and Topco and certain subsidiaries of Topco at Completion, pursuant to which FIHL and such subsidiaries of FIHL will outsource certain non-underwriting services to Topco and such subsidiaries of Topco, subject to the prior written consent of the Investors’ Representative (such consent not to be unreasonably withheld, conditioned or delayed), with such changes as may be required by Regulatory Authorities (other than any Burdensome Condition) and (iv) each resolution, shareholder consent, board minute, waiver and any other document ancillary to, and necessary for, the implementation of the documents referred to in (i) to (iii) of this definition;

“Binder Agreements Condition” has the meaning given in Clause 4.1.1(c);

“Blackstone” means each of [******]

“Blackstone Credit” has the meaning given in Clause 2.25;

“BMA” means the Bermuda Monetary Authority;

“Burdensome Condition” has the meaning given in Clause 4.1.1(g);

“Business Day” means any day that is not a Saturday or Sunday or a public holiday in England, New York or Bermuda;

“BXC DCL” has the meaning given in Clause 3.3.1(a)(ii);

“Bye-laws” means the bye-laws of FIHL;

“CBI” means the Central Bank of Ireland;

“CCS” means Conyers Corporate Services (Bermuda) Limited;

“CCS Indemnity” means the indemnity agreement dated 7 February 2022 and entered into between Richard Brindle and CCS pursuant to which, among other things, Richard Brindle agreed to indemnify CCS for the Services (as defined therein) provided to Topco by CCS under the Services Agreement (as defined therein);

“CMA” has the meaning given in Clause 4.1.1(j);

“CMA Condition” has the meaning given in Clause 4.1.1(j);

“Commitment Parties” has the meaning given in Clause 2.25;

“Completion” means completion of the Transactions in accordance with Clause 7;

“Completion Calculations” means the calculations referred to in Clause 2.32;

“Completion Date” means the date on or by which each of Subscription Completion, SPA Completion and Merger Completion has occurred;

“Conditions” has the meaning given in Clause 4.1;

“Confidential Review Process” has the meaning given in Clause 2.25;

“Debt Commitment Letter” has the meaning given in Clause 3.3.1(a)(ii);

“Debt Financing Sources” shall mean the collective reference to each lender and each other person (including, without limitation, each agent and each arranger) that have committed to provide Bidco or its affiliates the Facilities (as defined below) or other third party debt financings provided for the purposes of the Transaction, including, without limitation, under any commitment letters, engagement letters, credit agreements, loan agreements or indentures relating thereto (and any joinders or amendments thereof), together with each former, current and future affiliate thereof and each former, current and future officer, director, employee, member, manager, partner, controlling person, advisor, attorney, agent and representative of each such lender, other person or affiliate, and together with the heirs, executors, successors and assigns of any of the foregoing;

“Defaulting Investor” has the meaning given in Clause 7.3;

“Disclosure Letter” means the letter dated as of the date hereof written by the Warrantors to Topco in connection with the Warranty Deed and delivered to Topco at execution of this Agreement;

“Dispute Notice” has the meaning given in paragraph 1.2 of Schedule 8;

“Effective Time” has the meaning given in the Merger Agreement;

“Employment Tax Liability” means any liability to Tax in any jurisdiction in respect of or in connection with the exercise of the FIHL Share Plan Securities and for which the relevant employing company is required to account to any Taxation Authority.

“Equity Commitment Letters” means the equity commitment letters from each relevant member of the Investors’ Group (excluding the Strategic Investor) to Topco, Bidco, the relevant Investor and FIHL dated on the date of this Agreement;

“Equity Documents” means (i) the shareholders’ agreement in respect of Topco to be entered into between Topco and its shareholders at Completion on the terms and conditions set out in Schedule 4-I, (ii) the amended and restated bye-laws of Topco to be adopted at Completion on the terms and conditions set out in Schedule 4-II, and (iii) each resolution, shareholder consent, board minute, waiver and any other document ancillary to, and necessary, desirable or appropriate for, the implementation of the documents referred to in (i) and (ii) of this definition;

“EV Change” has the meaning given in Clause 4.1.1(g)(i);

“EV Test Date” has the meaning given in Clause 4.1.1(g)(i)(A);

“Existing Pine Walk Capital Group” means Pine Walk Capital Limited and its subsidiaries, excluding, for the avoidance of doubt, any business written by such entities pursuant to the applicable Binder Agreements;

“Expert” has the meaning given in paragraph 1.5(b) of Schedule 8;

“Facilities” has the meaning given in Clause 3.3.1(a)(ii);

“FCA” means the UK Financial Conduct Authority;

“FCA Regulated Entities” means Fidelis Marketing Limited (company number: 09522701) with its registered office at 22 Bishopsgate, 42nd Floor, London, United Kingdom, EC2N 4BQ, Pine Walk Capital Limited (company number: 10846939) with its registered office at 37-39 Lime Street, London, United Kingdom, EC3M 7AY and Pine Walk Europe S.R.L. with its UK establishment office address at 37-39 Lime Street, London, EC3M 7AY;

“FIHL Performance Unit” has the meaning given in Clause 2.17.1;

“FIHL Purchase” has the meaning set out in the Introduction;

“FIHL Purchase Agreement” means the purchase agreement to be dated on or around the date of Completion relating to the FIHL Purchase, entered into by and between MGA Holdco and FIHL;

“FIHL Sale Shares” means, in respect of a Seller, the relevant number of FIHL Shares that are to be sold to Topco by that Seller pursuant to the terms and conditions of the relevant SPA at Structure Step 23;

“FIHL Share Plan Securities” means the Warrants, the FIHL Time-based Units and the FIHL Performance Units;

“FIHL Share Plans” means the Amended and Restated Fidelis Insurance Holdings Limited 2018 non-qualified share option plan, as amended and restated on February 19, 2019, as the same may be amended from time to time, and FIHL’s 2015 Non-Qualified Share Option Plan;

“FIHL Shareholders Agreement” means the shareholders’ agreement in respect of FIHL to be entered into between FIHL and MGA Holdco at Completion on the terms and conditions set out in Schedule 7.

“FIHL Shares” means the common shares of FIHL, par value $0.01, as the same may be reorganised in accordance with the Structure Steps Plan;

“FIHL Time-based Unit” has the meaning given in Clause 2.17.2;

“Final Structure Step Documents” means each Structure Step Document in such form as determined in accordance with Clause 2.5;

“Founder Warrants” means those certain warrants issued by FIHL to Crestview FIHL Holdings, L.P., Crestview FIHL TE Holdings, Ltd., Pine Brook Feal Intermediate, L.P. and CVC Falcon Holdings Limited over FIHL Shares;

“FSMA” means the UK Financial Services and Markets Act 2000;

“GAAP” means United States generally accepted accounting principles;

“Group” means FIHL and all of the Group Companies, taken as a whole;

“Group Companies” means FIHL and each of its subsidiary undertakings, each being a “Group Company”;

“In the Money Warrants” means the Founder Warrants, the Leaver Warrants, the $10 Warrants and the $16 Warrants;

“Institutional Sellers” means each of (i) SPFM Holdings, LLC, a Delaware limited liability company whose principal executive offices are at 485 Lexington Avenue, New York, NY 10017, (ii) Alfa Life Insurance Corporation, (iii) Alfa Mutual Insurance Company, (iv) Alfa Mutual Fire Insurance Company, (v) Alfa Mutual General Insurance Company, (vi) Alfa General Insurance Corporation, (vii) Trexis Insurance Corporation, and (viii) Trexis One Insurance Corporation;

“Institutional Seller SPAs” means the share purchase agreements, dated as of the date hereof, between Topco and each of the Institutional Seller relating to the Share Purchase;

“Investors’ Group” means the Investors and their respective Related Persons;

“Investors’ Representative” means Capital Z Partners (MGA), LP and the Strategic Investor, acting jointly;

“IPO” has the meaning set out in the Introduction;

“IPO Launch Decision” has the meaning given in Clause 2.25;

“Leaver Warrants” means those certain warrants issued by FIHL to certain of its former employees over FIHL Shares;

“Long Stop Date” means the date falling 12 months from the date of this Agreement, or such other date as agreed in writing by the Parties;

“Management POAs” has the meaning given in Clause 2.29;

“Management Seller SPA” means the share purchase agreement, to be dated prior to Completion, among Topco and the Management Sellers relating to the Share Purchase;

“Management Sellers” means those Management Shareholders that will sell their FIHL Shares pursuant to the Management Seller SPA;

“Management Shareholders” has the meaning given in Clause 2.29;

“Marketing Materials” means the Confidential Information Memorandum prepared by FIHL in relation to the MGA Group and shared with potential investors by Evercore International Partners LLP on email on 18 March 2022 and the financial models prepared by FIHL in relation to the MGA Group, dated 6 May 2022, and shared with potential investors in folder 3.4 of the Data Room (as defined in the Warranty Deed);

“Material Adverse Effect” means any effect, change, event, circumstance, state of facts, development, or occurrence that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations, condition (financial or otherwise) or assets or liabilities of the MGA Group;

provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect: (a) changes, events, or conditions generally affecting the insurance or reinsurance industries in the geographic regions or product markets in which the MGA Group or the Group operate or underwrite or will operate or underwrite insurance or reinsurance or act as a managing general agent; (b) general economic or regulatory, legislative, or political conditions or generally affecting securities, credit, financial, interest rate or other capital markets conditions in the United Kingdom, Bermuda, the U.S. or the European Economic Area; (c) any failure, in and of itself, by the MGA Group or the Group to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period; (d) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism (including cyber-terrorism), or man-made disaster, or any escalation or worsening of any such hostilities, acts of war (whether or not declared), sabotage, terrorism, or man-made disaster; (e) the occurrence, continuation or worsening of any volcanic eruption, tsunami, pandemic, hurricane, tornado, windstorm, flood, earthquake, wildfire, or other natural disaster or any conditions resulting from such natural disasters (including increases in liabilities under or in connection with insurance or reinsurance contracts underwritten pursuant to any delegated underwriting authority agreements); (f) the negotiation, execution, and delivery of this Agreement or the Binder Agreement or the public announcement or performance of the Transactions or the Reorganisation, including the impact thereof on the relationships of any MGA Group Company with employees, customers, insureds, cedants, policyholders, brokers, agents, financing sources, business partners, service providers, Regulatory Authorities, or reinsurance providers, and including any legal or administrative proceeding, suit, investigation or action arising out of any of the foregoing; (g) other than as contemplated by this Agreement, any change or announcement of a potential change, in and of itself, in any MGA Group Company’s or FIHL’s credit ratings or the ratings of any MGA Group Company’s business or the Balance Sheet Business; (h) any change, in and of itself, in the market price, ratings, or trading volume of the securities of FIHL; (i) any change in applicable law, or GAAP (or authoritative interpretation or enforcement thereof); (j) any action required to be taken by any MGA Group Company or any Group Company pursuant to and in accordance with the terms of this Agreement or the Structure Steps Plan; (k) the effects of any material breach or violation of any provision of this Agreement by the Investors’ Group (it being understood that (A) the exceptions in clauses (c), (g) and (h) of this definition shall not prevent or otherwise affect a determination that the underlying cause of any such failure or change referred to therein (if not otherwise falling within any of the other exceptions provided by clauses (a) through (k) of this definition) constitutes, or contributed to, a Material Adverse Effect and (B) the exceptions in clause (i) shall not prevent or otherwise affect a determination that the actual consequences of an action taken or an omission by any MGA Group Company or Group Company that resulted in a failure by such MGA Group Company or Group Company to comply with applicable law constitutes, or contributed to, a Material Adverse Effect); provided, however, that any effect, change, event, circumstance, state of facts, development, or occurrence referred to in clauses (a), (b), (d), (e), or (i) of this definition may be taken into account in determining whether or not there has been a Material Adverse Effect, to the extent such effect, change, event, circumstance, state of facts, development, or occurrence has a disproportionate adverse effect on the MGA Group or the Group, relative to other managing general agents in the geographic regions or product markets in which the MGA Group or the Group operate or underwrite or will operate or underwrite insurance or reinsurance or act as a managing general agent (in which case only the disproportionate adverse effect or effects may be taken into account in determining whether or not a Material Adverse Effect has occurred);

“Material Contract” means all written contracts to which any MGA Group Company is a party or by which any MGA Group Company, or any of their respective properties or assets is bound (other than insurance, reinsurance or retrocession policies, treaties or agreements, slips, binders or other delegated underwriting authority agreements, cover notes, or other similar arrangements or the Equity Documents, the Binder Agreements, any other Transaction Document, the Debt Commitment Letter (and any definitive agreements entered into in relation to the Facilities) or the Final Structure Step Documents) that:

(a)	relate to the formation or management of any joint venture, partnership, or other similar agreement that is material to the business of the MGA Group, taken as a whole;

(b)	provide for indebtedness of any MGA Group Company having an outstanding or committed amount equal to or in excess of $[******], other than any indebtedness between or among any MGA Group Companies;

(c)

are any keepwell or similar agreement under which any MGA Group Company has directly guaranteed any liabilities or obligations of another person, in each case involving liabilities or obligations in excess of $[******] (other than any contracts under which an MGA Group Company has guaranteed the liabilities or obligations of another MGA Group Company);

(d)

have been entered into since January 1, 2021, and involve the acquisition from another person or disposition to another person of capital stock or other equity interests of another person or of a business, in each case, for aggregate consideration under such written contract in excess of $[******] (excluding acquisitions or dispositions of supplies, products, properties, or other assets in the ordinary course of business and in a manner consistent with the running of the MGA Group’s business in the prior twelve (12) months (to the extent that parts of the MGA Group’s business existed during such period, acknowledging that the MGA Group is to be established pursuant to the implementation of the Structure Steps Plan) or of supplies, products, properties, or other assets that are obsolete, worn out, surplus, or no longer used or useful in the conduct of business of the MGA Group);

(e)

prohibit the payment of dividends or distributions in respect of the shares or capital stock of any MGA Group Company, prohibit the pledging of the shares or capital stock of any MGA Group Company or prohibit the issuance of any guarantee by any MGA Group Company;

(f)

involve or could reasonably be expected to involve aggregate payments by any MGA Group Company in excess of $[******] in any twelve month period, other (i) than those terminable on less than one hundred and eighty (180) days’ notice without payment by any MGA Group Company of any material penalty, (ii) any MGA Group Company lease or (iii) any written contract with financial advisors, investment bankers, attorneys, accountants, consultants, or other advisors in connection with the Transactions;

(g)	would reasonably be expected to, individually or in the aggregate, prevent, materially delay, or materially impede any MGA Group Company’s ability to consummate the Transactions; or

(h)

provide for the outsourcing of any material function or part of the business of any MGA Group Company in a manner that is consistent with the running of the MGA Group’s business in the prior twelve (12) months (to the extent that parts of the MGA Group’s business existed during such period, acknowledging that the MGA Group is to be established pursuant to the implementation of the Structure Steps Plan) and that is reasonably necessary for the conduct of the business of the MGA Group as managing agents or managing general agents;

“Merger” has the meaning given in the Introduction;

“Merger Agreement” means the merger agreement, dated as of the date hereof, among Bidco, MGA Holdco and Merger Sub, pursuant to which MGA Holdco will merge with and into Merger Sub with MGA Holdco being the surviving entity;

“Merger Completion” means completion of the Merger in accordance with the terms of this Agreement and the Merger Agreement;

“MGA Distribution Shares” means FIHL Shares that are entitled to a distribution of the shares held in MGA Holdco by FIHL, which have been re-designated as such in accordance with Structure Steps 27 and 28 and which, following the Effective Time, are cancelled at Structure Step 34;

“MGA Group” means MGA Holdco and all of the MGA Group Companies, taken as a whole;

“MGA Group Companies” means MGA Holdco and each of its subsidiary undertakings, each being an “MGA Group Company”, it being understood that an MGA Group Company includes all those persons shown as subsidiary undertakings of MGA Holdco at Structure Step 11;

“MGA Holdco Constitutional Documents” means MGA Holdco’s Bye-laws and Memorandum of Association;

“MGA Holdco Merger Approval” means the affirmative vote in favour of the approval of the Merger Agreement by FIHL;

“MGA Holdco Shareholder Meeting” has the meaning given in Clause 2.20;

“MGA Holdco Shares” means common shares of MGA Holdco, par value $0.01, as the same will be distributed in accordance with the Structure Steps Plan;

“MGA Regulatory Conditions” has the meaning given in Clause 4.1.1(a);

“Net Working Capital Position” means sufficient cash and cash equivalents to meet the Net Working Capital Requirement;

“Net Working Capital Requirement” means, in respect of the Existing Pine Walk Capital Group, cash resources to cover the three month period following Completion based on the Existing Pine Walk Capital Group’s net cash flows, calculated using the methodology set out in the current Existing Pine Walk Capital Group’s board reports prior to the date of this Agreement;

“Non-Defaulting Investors” has the meaning given to it in Clause 7.4;

“Normal Business Hours” has the meaning given in Clause 11.3;

“Out of the Money Warrants” means the Ratchet Warrants and the $20 Warrants;

“PRA” means the UK Prudential Regulation Authority;

“Pre-Completion Reorganisation” has the meaning set out in the Introduction;

“Pre-Contractual Statement” has the meaning given in Clause 14.16.2;

“Proceedings” means any proceeding, suit or action arising out of or in connection with this Agreement;

“Project Cooper” has the meaning set out in the Introduction;

“PWC VDD Report” means the PWC Vendor Due Diligence Report dated 22 April 2022 (including Volume 1, Commercial, and Volume 2, Financial and tax) and the PwC Vendor Due Diligence Addendum Report (Financial) dated 31 May 2022;

“Ratchet Warrants” means those certain ratchet warrants issued by FIHL to certain of its founding management members;

“Registration Rights Agreement” the registration rights agreement to be dated on or around the date of Completion relating to an initial public offering of Topco’s shares, entered into by and between Topco and the Investors;

“Registration Statement” has the meaning given in Clause 2.25;

“Regulatory Authorisation” means any consent, authorisation, licence, permit, approval or waiver from any Regulatory Authority that is necessary for the carrying on of the business of each MGA Group Company in the manner that it is contemplated by the Binder Agreements;

“Regulatory Authorities” means the PRA, the FCA, the BMA, the CBI, the Belgian Financial Services and Markets Authority (Autoriteit voor Financiële Diensten en Markten/ Autorité des Services et Marchés Financiers) and such other governmental or regulatory authorities that have responsibility for regulating the Group;

“Regulatory Binder Change” has the meaning given in Clause 4.1.1(g)(i);

“Regulatory Capital Position” means the capital resources available to meet the minimum regulatory capital requirement as set out in MIPRU 4.2 and calculated using the methodology set out in the current Existing Pine Walk Capital Group’s board reports prior to the date of this Agreement;

“Regulatory Capital Requirement” means, in respect of the Existing Pine Walk Capital Group, the minimum net regulatory capital requirement, defined as 2.5% of Pine Walk Capital Limited’s regulated income as set out in MIPRU 4.2, calculated as of the date of the latest Pine Walk Capital Limited board report prior to Completion;

“Related Fund” means, in in relation to a fund and/or managed account (or any direct or indirect wholly-owned subsidiary of such fund or managed account) (the “first fund”), means a fund and/or managed account (or any direct or indirect wholly-owned subsidiary of such fund or managed account) (the “second fund”) which satisfies one or more of the conditions in paragraphs (a) to (d) below and is not excluded on account of paragraph (i) or (ii) below:

(a)	the second fund is managed or advised by the same investment manager or investment adviser as the first fund; or

(b)	the board of directors of the second fund is the same as the board of directors of the first fund; or

(c)	a majority of the board of directors of the second fund are employees of the investment manager or investment adviser (or an affiliate thereof) of the first fund; or

(d)

the second fund is managed by a different investment manager or investment adviser than the first fund, but has an investment manager or investment adviser which is an affiliate of the investment manager or investment adviser of the first fund, but excluding, in each case:

(i)	any fund or managed account that engages principally in distressed credit situations; and

(ii)	any fund or managed account that principally engages in a “loan to own” investment strategy;

“Related Person” means:

(e)	in the case of a body corporate, any parent undertaking or subsidiary undertaking of that body corporate and any subsidiary undertaking of any such parent undertaking, in each case from time to time;

(f)

in the case of an individual, any spouse and/or lineal descendant by blood or adoption of that individual or any person(s) acting in the capacity of trustee(s) of a trust of which that individual is the settlor; and

(g)

in the case of a limited partnership, any nominee or trustee of the limited partnership, the partners in that limited partnership or their nominees, any investment manager or investment adviser to the limited partnership, any parent undertaking or subsidiary undertaking of that investment manager or investment adviser and any other investment fund managed or advised by any such person and/or any investor in any fund that directly or indirectly holds interests in the limited partnership;

“Reorganisation” has the meaning given in Clause 2.4;

“Reorganisation Conditions” has the meaning given in Clause 4.1.5(b);

“Resolution Period” has the meaning given in paragraph 1.4 of Schedule 8;

“Review Period” means the period of thirty (30) days commencing on the first Business Day after the day on which the Investors’ Representative receives the Completion Calculations from FIHL in accordance with Schedule 8;

“SEC” has the meaning given in Clause 2.25;

“Sellers” means the Institutional Sellers and the Management Sellers, each a “Seller”;

“Senior Employees” means Richard Brindle, Hinal Patel, Charles Mathias, Richard Coulson, Richard Holden, Philip Vandoninck, Jonny Creagh-Coen and Robert Kelly, each a “Senior Employee”;

“Service Document” means any document relating to or issued in connection with any Proceedings;

“Share Purchase” has the meaning set out in the Introduction;

“SPA Completion” means completion of the Share Purchase in accordance with the terms of this Agreement and the relevant SPA;

“SPAs ” means: (i) the Management Seller SPA; and/or (ii) the Institutional Seller SPAs (as the context may require);

“Strategic Investor” means SPFM Holdings, LLC, a Delaware limited liability company whose principal executive offices are at 485 Lexington Avenue, New York, NY 10017 or The Travelers Companies, Inc. (or any of their respective subsidiaries);

“Structure Steps” means each of the steps set out in the Structure Steps Plan;

“Structure Steps Document” means each agreement, contract, deed, letter, resolution, set of bye-laws, shareholder consent, board minutes, waiver and any other document ancillary to, and necessary, desirable or appropriate for, the implementation of the Structure Steps, including any such document referenced in the Structure Steps;

“Structure Steps Plan” means the Project Cooper Structure Steps Plan produced by PwC, dated 16 July 2022, and which is set out in Schedule 6;

“Subscription Agreement Breach” has the meaning given to it in Clause 7.4;

“Subscription Agreement Damages” has the meaning given to it in Clause 7.4;

“Subscription Agreements” means the subscription agreements in connection with the Topco Subscription, dated as of the date hereof, and entered into between Topco and each Investor;

“Subscription Completion” means the date of Completion in accordance with the terms of this Agreement and the Subscription Agreements;

“Surviving Provisions” means Clauses 1, 6, 8, 10.3 to 10.5, 11 and 14;

“Tax” or “Taxation” means any form of tax, levy, import, duty, charge, employer and employee social security contribution or other governmental charge (national or local) of whatever nature, whenever and wherever imposed, which is collected or assessed by, or payable to, a Taxation Authority or any other person as a result of any enactment relating to tax, together with all related fines, penalties, interest, costs, charges and surcharges, and in each case, whether payable directly or imposed by way of a withholding or deduction and in respect of any person whether their liability for the same is a primary or secondary liability;

“Taxation Authority” means any taxing or other authority competent to impose any liability in respect of Taxation or responsible for the administration and/or collection of Taxation or enforcement of any law in relation to Taxation;

“Third Party Right” means any interest or equity of any person (including any right to acquire, option or right of pre-emption or conversion) or any mortgage, charge, pledge, lien, assignment, hypothecation, encumbrance, security interest, title retention or any other security agreement or arrangement, or any agreement to create any of the foregoing;

“Topco Subscription” has the meaning set out in the Introduction;

“Transaction Documents” means this Agreement, the SPAs, the Merger Agreement, the Subscription Agreements, the FIHL Purchase Agreement, the FIHL Shareholders Agreement, the Binder Agreements, the Equity Documents, the Registration Rights Agreement, the Equity Commitment Letters, the Warranty Deed and the Disclosure Letter;

“Transactions” means the transactions contemplated by the Transaction Documents;

“Transfer Tax” has the meaning given in Clause 6.1;

“Underwriters” has the meaning given in Clause 2.25;

“W&I Insurance Policy” has the meaning given to it in the Warranty Deed;

“Warrantholders” means the holders of Warrants;

“Warrantors” means the Warrantors under the Warranty Deed;

“Warrants” means the In the Money Warrants and the Out of the Money Warrants; and

“Warranty Deed” means the warranty deed in respect of the Transactions, dated on or around the date of this Agreement.

1.2	References to the “Parties” are to the parties to this Agreement, and each is a “Party”.

1.3	References to “Clauses” are to the clauses of this Agreement.

1.4

References to the “Introduction” and the “Schedules” are to the introduction and schedules to this Agreement, which form part of this Agreement and have the same force and effect as if set out in the body of this Agreement.

1.5	Where any capitalised term is defined within a particular Clause in the body of this Agreement, that term shall bear the meaning ascribed to it in that Clause wherever it is used in this Agreement.

Interpretation

1.6	The table of contents and headings to Clauses and Schedules are included for ease of reference only, and are not to affect the interpretation of this Agreement.

1.7	In this Agreement, unless expressly stated otherwise:

1.7.1	the words “include” or “including” (or any similar term) are not to be construed as implying any limitation;

1.7.2	general words shall not be given a restrictive meaning by reason of the fact that they are preceded or followed by words indicating a particular class of acts, matters or things;

1.7.3	words indicating gender shall be treated as referring to the masculine, feminine or neuter as appropriate;

1.7.4

a reference to a statute, statutory provision or subordinate legislation (“legislation”) refers to such legislation as amended and in force from time to time and to any legislation that (either with or without modification) re-enacts, consolidates or enacts in rewritten form any such legislation;

1.7.5

any reference to any document other than this Agreement is a reference to that other document as amended, varied, supplemented, or novated (in each case, other than in breach of the provisions of this Agreement) at any time;

1.7.6	a reference to a document “in the agreed form” means a form of document agreed by each of the Parties and initialled by or on behalf of each Party for the purposes of identification only;

1.7.7	references to the time of day are to London time;

1.7.8

a reference to something being “in writing” or “written” includes any mode of representing or reproducing words in visible form that is capable of reproduction in hard copy form, including words transmitted by email but excluding any other form of electronic or digital communication;

1.7.9

any reference to a “person” includes any individual, body corporate, trust, partnership, joint venture, unincorporated association or governmental, quasi-governmental, judicial or regulatory entity (or any department, agency or political sub-division of any such entity), in each case whether or not having a separate legal personality, and any reference to a “company” includes any company, corporation or other body corporate, and any limited partnership or limited liability partnership wherever and however incorporated or established;

1.7.10	references to “sterling” or “pounds sterling” or “£” are references to the lawful currency of England from time to time;

1.7.11	references to “$” or “USD” means US dollars, the lawful currency of the United States of America from time to time;

1.7.12	references to “or” need not be disjunctive;

1.7.13

any reference to a “holding company” or a “subsidiary ” means a “holding company” or “ subsidiary” as defined in section 1159 of the Companies Act 2006, save that a company shall be treated for the purposes of the membership requirement contained in sections 1159(1)(b) and (c) as a member of another company even if its shares in that other company are registered in the name of (i) its nominee or (ii) another person (or its nominee) by way of security or in connection with the taking of security. Any reference to an “undertaking” shall be construed in accordance with section 1161 of the Companies Act 2006 and any reference to a “parent undertaking” or a “subsidiary undertaking” means respectively a “parent undertaking” or “subsidiary undertaking” as defined in sections 1162 and 1173(1) of the Companies Act 2006, save that an undertaking shall be treated for the purposes of the membership requirement in sections 1162(2)(b) and (d) and section 1162(3)(a) as a member of another undertaking even if its shares in that other undertaking are registered in the name of (i) its nominee or (ii) another person (or its nominee) by way of security or in connection with the taking of security. Such references to an “undertaking”, a “subsidiary undertaking” or a “parent undertaking” shall be amended, where appropriate, by the Limited Liability Partnerships (Accounts and Audit) (Application of Companies Act 2006) Regulations 2008;

1.7.14

in relation to a limited liability partnership, references to “directors” or “employees” shall be taken as a reference to the members and (where applicable) employees of that limited liability partnership;

1.7.15	any reference to “to the extent that” shall mean “to the extent that” and not solely “if”, and similar expressions shall be construed in the same way;

1.7.16

any obligation to “procure” a certain outcome when used in relation to any party shall mean an obligation for that party to exercise, lawfully and in a manner that does not otherwise put such party in breach of any fiduciary duty, any voting rights and use any and all powers vested in it from time to time as a holder of securities, shareholder, director, officer and/or employee and attorney, or through any contractual arrangements, to ensure compliance with that obligation so far as it is reasonably able to do so, whether acting alone or (to the extent that he or it is lawfully able to contribute to ensuring such compliance collectively) acting with others; and

1.7.17

any reference to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include what most nearly approximates in that jurisdiction to the English legal term.

1.8

The obligations of each the Parties under this Agreement are several, and not joint or joint and several. No claim may be made against any Party in respect of any breach of this Agreement by any other Party.

2.	Pre-Completion Undertakings

Conduct of business before Completion

2.1

Subject to Clause 2.2, FIHL shall use its reasonable best efforts to procure, to the extent such matter is within its power and control (whether by exercising its right as a holder of shares in any MGA Group Company or pursuant to any agreement, arrangement or understanding to which it is a party) that, between the date of this Agreement and Completion, no MGA Group Company will without the prior written approval of the Investors’ Representative (such approval not to be unreasonably withheld, conditioned or delayed) undertake any of the acts or matters listed in Schedule 3.

2.2	Clause 2.1 shall not operate so as to restrict or prevent:

2.2.1	entering into the Binder Agreements, including any matter permitted under the terms of the Binder Agreements;

2.2.2

subject always to Clause 2.5, the implementation of any transaction or the taking of any action permitted or provided for or contemplated by the Structure Steps Plan or any Final Structure Steps Document, including any negotiation of the purchase of the non-controlling interests in Pine Walk Capital Limited as contemplated at Structure Steps 4 and 20;

2.2.3

any matters that do not involve the negotiation, entering into, termination and/or other material variation or amendment of a Material Contract and that are in the ordinary course of business for Pine Walk Capital Limited and its cells and/or its subsidiaries and are conducted in a manner consistent with the running of the business of such entities in the prior twelve (12) months (to the extent that parts of the MGA Group’s business existed during such period, acknowledging that the MGA Group is to be established pursuant to the implementation of the Structure Steps Plan), including:

(a)

the acquisition of shares or any other interest in any person by Pine Walk Capital Limited where the business of such person is underwriting (re)insurance as a managing general agent on behalf of the Balance Sheet Business, pursuant to delegated authority granted by one or more FIHL subsidiaries;

(b)

the creation, allotment, issue or transfer by any shareholder (other than an MGA Group Company) to another shareholder of, or the grant of any option over or other right to subscribe for or purchase, or redeem, buy back, sub-divide, consolidate, re-denominate, convert, reduce, cancel, restrict or alter the rights attaching to, any share or loan capital or securities or securities convertible into any of the foregoing of Pine Walk Capital Limited, or its cells or subsidiaries pursuant to any employee share scheme in place in connection therewith or otherwise;

(c)

the declaration, authorisation, making or the paying of any dividends (in cash or in specie) or other distribution of a similar nature or taxed in the same way as a dividend by Pine Walk Capital Limited or any of the cells and/or the subsidiaries of Pine Walk Capital Limited; and

(d)

the commencement of any litigation or arbitration proceedings or the compromise, cessation or settlement of any litigation or arbitration proceedings or any action, demand or dispute or waiver of a right in relation to any litigation or arbitration proceedings in connection with the handling of (re)insurance claims by Pine Walk Capital Limited or the cells and/or the subsidiaries of Pine Walk Capital Limited;

2.2.4	Pine Walk Europe establishing a permanent UK branch and acquiring a permanent Regulatory Authorisation;

2.2.5	the implementation of any transaction or the taking of any action required, contemplated, permitted or provided for by any Transaction Document;

2.2.6

any matter required in order to comply with any law, court order or regulation (including: (i) the requirements of any Regulatory Authority or Regulatory Authorisation; and (ii) any action of any director of an MGA Group Company that such director believes is reasonably required in order to comply with his statutory or fiduciary directors’ duties) or published policy of the MGA Group being undertaken by any MGA Group Company;

2.2.7

any matter reasonably undertaken by any MGA Group Company immediately following an emergency or disaster or other serious incident or circumstance with the intention of minimising any adverse effect on the MGA Group (and of which the Investors’ Representative will be promptly notified);

2.2.8	the completion or performance of any obligation undertaken pursuant to any contract or arrangement entered into by any MGA Group Company prior to the date of this Agreement;

2.2.9	any increase in emoluments of any category of employees of any MGA Group Company where such increase is made in accordance with the normal practice of the relevant employing MGA Group Company;

2.2.10	any payment being made by any MGA Group Company for or in respect of any Tax in the ordinary and usual course of business in a manner consistent with past practice;

2.2.11

any matter being undertaken by any MGA Group Company at the written request, or with the prior written consent, of the Investors’ Representative (such consent not to be unduly withheld, conditioned or delayed);

2.2.12

any investment in A Ordinary Shares of Topco on substantially the same terms as the Subscription Agreements up to an aggregate subscription amount of $[******] by any person reasonably satisfactory to the Investors’ Representative and the Management Seller Representative; and

2.2.13

any incurrence of any liability by an MGA Group Company in connection with the facilities referred to in the Debt Commitment Letter (including any liability to FIHL if FIHL makes any payments on behalf of any MGA Group Company in connection with such facilities).

2.3

If FIHL requests the approval of the Investors’ Representative pursuant to Clause 2.1 or otherwise under this Agreement, the Investors’ Representative shall respond to such request as soon as reasonably practicable and in any event within five Business Days after such request is made. Failure of the Investors’ Representative to respond within that period shall be deemed to be an approval to proceed with the relevant act, matter or course of conduct which is the subject of the request. In no circumstances is this Clause 2 intended to allow any Investor the ability to control the Group or the MGA Group.

Development and Implementation of Structure Steps

2.4

At or prior to Completion, each of the Parties shall implement, or procure the implementation of, in each case to the extent within their power, each of the Structure Steps in accordance with the terms and conditions of the Final Structure Steps Documents and each such Structure Step shall be implemented in the order set out in the Structure Steps Plan (the “Reorganisation”).

2.5

FIHL shall use its reasonable best efforts to procure that the Final Structure Step Documents are drafted (including, without limitation, by proposing such customary provisions that are consistent with generally accepted market practice) by no later than Completion, provided that no Final Structure Step Document may be entered into if it would or would reasonably be expected to, in comparison to the position agreed in the Structure Steps Plan, negatively impact in any material way, directly or indirectly, any Investor or the MGA Group (an “Adverse Change”), without the prior written consent of the Investors’ Representative (such consent not to be unreasonably withheld, conditioned or delayed); provided that, (i) if no reply is given within two Business Days of the relevant Final Structure Step Document being provided to each Investor (or each Investor’s counsel), the Investors’ Representative shall be deemed to have approved such Final Structure Step Document; (ii) if a reply is given by the Investors’ Representative (or the Investors’ counsel) describing a change to the position agreed in the Structure Steps Plan which the Investors’ Representative believes in good faith could be an Adverse Change, then FIHL, the relevant Parties and the Investors shall cooperate in good faith using reasonable best efforts on a prompt basis to revise such Final Structure Step Documents such that it does not constitute an Adverse Change and allowing their implementation before the Long Stop Date; (iii) the impact of any change in tax law arising on or after the date of this Agreement shall be excluded in any such determination of any Adverse Change; and (iv) if an Adverse Change could disproportionately negatively impact any Investor in any material way, relative to the other Investors, such Investor shall also have the same rights as the Investors’ Representative set forth in this Clause 2.5 mutatis mutandis.

2.6	Each of the Parties shall, and shall procure that their respective Related Persons and their Related Persons’ respective representatives shall, in each case to the extent within their power:

2.6.1

exercise all rights and privileges and perform all duties and obligations, whether as a security holder or otherwise, including by attending or voting at meetings of any security holders, executing consents to short notice in respect of any such meetings, and receiving, approving or executing any written resolution circulated to any security holder, in each case necessary or desirable to approve the Reorganisation; and

2.6.2	not enter into any agreement or arrangement which may impede or frustrate the Reorganisation.

Binder Agreements

2.7	Subject to Clause 4.7, at or prior to Completion, FIHL shall, and shall procure that the relevant members of the Group to, enter into, adopt or otherwise implement the Binder Agreements.

Equity Documents

2.8

At Completion, each of the Investors, the Management Seller Representative (as attorney for each of the Management Sellers) and Topco shall enter into, adopt or otherwise implement the Equity Documents.

FIHL Purchase Agreement; FIHL Shareholders Agreement

2.9

MGA Holdco and FIHL shall use their respective reasonable best efforts to procure that the (i) FIHL Purchase Agreement is drafted (including, without limitation, by proposing such customary provisions that are consistent with generally accepted market practice) by no later than Completion, provided that the FIHL Purchase Agreement may not be entered into without the prior written consent of the Investors’ Representative (such consent not to be unreasonably withheld, conditioned or delayed) and (ii) the FIHL Shareholders Agreement is drafted.

2.10	At Completion, each of FIHL and MGA Holdco shall enter into, adopt or otherwise implement the FIHL Purchase Agreement and the FIHL Shareholders Agreement.

Bidco debt financing

2.11

Bidco undertakes that prior to Completion it will not terminate or make any amendments to the Debt Commitment Letter (as defined below) that adversely affect Bidco’s ability to satisfy its obligations under the Transaction Documents, or may delay such satisfaction, without the consent of FIHL.

2.12

Bidco acknowledges and agrees that, in the absence of fraud by such person, Bidco has no rights against and may not make any claim against any employee, director, agent, officer or (except to the extent such adviser has entered into a reliance letter with Bidco) adviser of any other Party or any of its Related Persons on whom it may have relied before agreeing to any term of, or entering into, this Agreement or any other Transaction Document, and each and every such person shall be entitled to enforce this Clause 2.12 under the Contracts (Rights of Third Parties) Act 1999.

2.13

If Bidco becomes aware of any fact, matter or circumstance that may directly or indirectly impede Bidco from drawing down such amounts on the terms set out in the Debt Commitment Letter (as defined below) as are necessary to enable Bidco to comply with its obligations at Completion, Bidco shall promptly notify FIHL in writing of that fact, matter or circumstance.

2.14

Upon signing this Agreement, Bidco shall deliver to FIHL and each of the Investors a copy of the Debt Commitment Letter (as defined below) and any fee letter related thereto, in each case to which it is a party.

Warrants

2.15	The Parties acknowledge and agree that it is intended that:

2.15.1	the In the Money Warrants shall be exercised on a cashless basis in accordance with their terms at Structure Step 21;

2.15.2	each of the Out of the Money Warrants shall be forfeited for nil consideration at Structure Step 21; and

2.15.3

subject to obtaining the consent of the holders of the Warrants, each of the Warrants will be amended prior to Completion to enable the treatment of such Warrants in accordance with Clauses 2.15.1 and 2.15.2.

2.16

FIHL shall use its reasonable best efforts to obtain the consents and amendments referred to in Clause 2.15.3 prior to Completion; provided that the failure to obtain such consents and amendments by the Long Stop Date shall not give rise to any right of action against FIHL by any other Party, including any termination rights by any Party, whether under this Agreement or otherwise.

RSUs

2.17	The Parties acknowledge and agree that at Structure Step 21:

2.17.1

subject to the approval by the board of directors of FIHL (or a committee thereof), each restricted share unit in respect of FIHL Shares granted under the FIHL Share Plans that is subject to performance-based vesting requirements (an “FIHL Performance Unit”) that is outstanding immediately prior to Structure Step 21 shall, to the extent not vested, become fully vested, and shall be exercised at Structure Step 21 and the resulting FIHL Shares shall be issued to the relevant holder; provided that, for purposes of determining the number of FIHL Performance Units outstanding immediately prior to Structure Step 21:

(a)	with respect to any FIHL Performance Unit award with a performance period that has been completed, the number of shares shall be determined based on the actual level of performance achieved; and

(b)

with respect to any FIHL Performance Unit award with a performance period that has not been completed, any applicable performance-based vesting requirements shall be deemed to be achieved immediately prior to Structure Step 21 at target payout levels; and

2.17.2

each restricted share unit in respect of FIHL Shares granted under the FIHL Share Plans that is not subject to performance-based vesting requirements (an “FIHL Time-based Unit”) that is outstanding immediately prior to Structure Step 21 shall, to the extent not vested, become fully vested, and shall be exercised at Structure Step 21 and the resulting FIHL Shares shall be issued to the relevant holder.

2.18

FIHL shall use its reasonable best efforts to procure that a meeting of the board of directors of FIHL (or a committee thereof) approves the treatment of the FIHL Performance Units and the FIHL Time-based Units set forth in Clause 2.17; provided that the failure to obtain such treatment by the Long Stop Date shall not give rise to any right of action against FIHL by any other Party, including any termination rights by any Party, whether under this Agreement or otherwise.

2.19

In respect of the exercise of FIHL Share Plan Securities as set forth in Clauses 2.15 to 2.18, FIHL shall procure that any Employment Tax Liability is withheld and accounted for to the relevant Taxation Authority by the applicable due date. To the extent that the FIHL Share Plan Securities are exercised at any time following Completion, FIHL shall make appropriate withholdings or procure that appropriate withholdings are made in respect of any Employment Tax Liability whether or not FIHL has a legal obligation to make such withholding, and shall provide the relevant employing company with such withheld amounts (along with, for the avoidance of doubt, an amount equal to any applicable employer social security charge in respect of or in connection with such exercise) and information as is reasonable for compliance by the employing company with its obligations under applicable law to withhold, report and account for any Employment Tax Liability.

Merger Approval

2.20

MGA Holdco shall take all necessary actions, including in accordance with applicable law and the MGA Holdco Constitutional Documents, to duly call, give notice of, convene, and hold a meeting of its shareholder prior to Structure Step 32 (which, immediately prior to Structure Step 31, will be FIHL as the sole shareholder of MGA Holdco) for the purposes of obtaining the MGA Holdco Merger Approval, as soon as reasonably practicable after the date of this Agreement (the “MGA Holdco Shareholder Meeting”).

2.21

FIHL undertakes to provide the MGA Holdco Merger Approval at the MGA Holdco Shareholder Meeting, it being acknowledged and agreed that FIHL shall distribute the MGA Holdco Shares at Structure Step 31 to the holders of the MGA Distribution Shares prior to the Effective Time.

D&O Insurance

2.22

For a period of six years from the date of Completion, FIHL shall maintain in effect directors’ and officers’ liability insurance covering those persons who are currently covered by FIHL’s insurances and who will cease to be employed by the Balance Sheet Business with effect from Completion or any of its subsidiaries’ directors’ and officers’ liability insurance policies on terms not materially less favourable than the terms of such current insurance coverage.

Registration of the FIHL Sale Shares

2.23

Prior to Completion, FIHL shall use its reasonable best efforts to procure the passing of a board resolution of FIHL approving the transfer of the FIHL Sale Shares to Topco and the registration of Topco as the holder of the FIHL Sale Shares.

CCS Indemnity

2.24	Topco shall procure that the CCS Indemnity will be terminated with effect from Completion.

IPO

2.25

With respect to the IPO, FIHL shall use its commercially reasonable efforts to (i) prepare a registration statement on a Form F-1 (or any successor or similar form) (the “Registration Statement”), (ii) subject to obtaining prior consent of FIHL’s auditor, KPMG Audit Limited, confidentially submit (intended to be no later than August 31, 2022) a draft of the Registration Statement with the U.S. Securities and Exchange Commission (“SEC”), which submission shall commence the non-public review process of the Registration Statement (the “ Confidential Review Process”) and (iii) subject to approval by the board of directors of FIHL, in its sole discretion (the “IPO Launch Decision”), taking into account market conditions as well as advice from the investment banking firm or firms acting as the managing underwriter(s) in connection with the IPO (the “Underwriters”), take all further actions necessary or advisable to consummate the IPO.

2.26

The Parties agree that, subject to the IPO Launch Decision, if the IPO is able to take place at Completion, the Parties shall cooperate in good faith to enable the IPO to complete at the same time as Completion.

Registration Rights Agreement

2.27

Topco shall use its respective reasonable best efforts to procure that the Registration Rights Agreement is drafted (including, without limitation, (i) by proposing such customary provisions that are consistent with generally accepted market practice and (ii) proposing provisions that enable the Investors to have (a) demand registration rights, (b) the right to require shelf registration and amendment rights, (c) the right to require a shelf underwritten offering and (d) the right to participate in any shelf underwritten offering) by no later than Completion, provided that the Registration Rights Agreement may not be entered into without the prior written consent of the Investors’ Representative (such consent not to be unreasonably withheld, conditioned or delayed).

2.28	At Completion, each of Topco and the Investors shall enter into, adopt or otherwise implement the Registration Rights Agreement.

Manager SPAs

2.29

FIHL shall use reasonable best efforts to procure that each employee of the Group or the MGA Group that holds FIHL Shares (the “Management Shareholders”) will enter into a power of attorney (the “Management POAs”) in relation to the sale of that person’s FIHL Shares to Topco pursuant to the Management Seller SPA, which authorises their attorney to enter into the Management Seller SPA.

2.30

The Parties acknowledge and agree that any Management Shareholder that does not execute and deliver a Management POA on or prior to Completion shall have their FIHL Shares dealt with in accordance with the Merger Agreement.

MGA Group Regulatory Capital and Net Working Capital Position

2.31	At Completion:

2.31.1	the Existing Pine Walk Capital Group shall have:

(a)	a Regulatory Capital Position above the Regulatory Capital Requirement;

(b)	a Net Working Capital Position equal to the Net Working Capital Requirement; and

2.31.2

Fidelis Marketing Limited shall have sufficient cash and cash equivalents (including loans from the Existing Pine Walk Capital Group) to settle all outstanding current liabilities of Fidelis Marketing Limited.

To the extent there is a change to the items set forth above at Completion, the adjustment (if any) shall be paid in accordance with Clause 2.34.

2.32	FIHL shall deliver to the Investors within ten (10) Business Days of the Completion Date its calculation, together with reasonable supporting information, of:

2.32.1	the Existing Pine Walk Capital Group’s Regulatory Capital Position, Regulatory Capital Requirement, Net Working Capital Position and Net Working Capital Requirement; and

2.32.2	Fidelis Marketing Limited’s cash and cash equivalents (including loans from the Existing Pine Walk Capital Group) and outstanding current liabilities.

2.33	FIHL shall procure that:

2.33.1	the Existing Pine Walk Capital Group’s Regulatory Capital Position, Regulatory Capital Requirement, Net Working Capital Position and Net Working Capital Requirement;

2.33.2	Fidelis Marketing Limited’s cash and cash equivalents (including loans from the Existing Pine Walk Capital Group) and outstanding current liabilities; and

2.33.3	any amounts payable pursuant to Clause 2.34,

are, in each case, prepared and agreed in accordance with the provisions of Schedule 8 and the Investors will also procure that such items are agreed in accordance with Schedule 8.

2.34	Subject to Clause 2.35, if, at Completion:

2.34.1

the Existing Pine Walk Capital Group’s Net Working Capital Position is lower than its Net Working Capital Requirement, then the entire amount of such variance shall be paid by FIHL to Bidco (or another member of the MGA Group as directed by Bidco) on a dollar for dollar basis;

2.34.2

the Existing Pine Walk Capital Group’s Net Working Capital Position is in excess of its Net Working Capital Requirement, then the entire amount of such variance shall be paid by Bidco (or another member of the MGA Group as directed by Bidco) to FIHL on a dollar for dollar basis;

2.34.3

Fidelis Marketing Limited’s cash or cash equivalents (including loans from the Existing Pine Walk Capital Group) are lower than its outstanding current liabilities, then the entire amount of such variance shall be paid by FIHL to Bidco (or another member of the MGA Group as directed by Bidco) on a dollar for dollar basis; and

2.34.4

Fidelis Marketing Limited’s cash or cash equivalents (including loans from the Existing Pine Walk Capital Group) are in excess of its outstanding current liabilities, then the entire amount of such variance shall be paid by Bidco (or another member of the MGA Group as directed by Bidco) to FIHL on a dollar for dollar basis.

2.35	Amounts payable pursuant to Clause 2.34:

2.35.1	shall be offset against each other such that only one payment, if any, is made between Bidco and FIHL;

2.35.2	shall only be payable to the extent that the amount payable by FIHL or Bidco on a net basis, would exceed $[******] and the entire amount (and not just the excess) shall be payable; and

2.35.3	in respect of amounts payable by Bidco to FIHL, shall be subject to the Existing Pine Walk Capital Group’s Regulatory Capital Position being greater than its Regulatory Capital Requirement.

2.36	For the avoidance of doubt and save in the case of fraud only, FIHL shall not have or incur any further liability whatsoever in respect of the matters adjusted for pursuant to Clause 2.34.

Issued Topco Shares

2.37

All share capital of Topco issued and outstanding prior to Completion (other than shares issued pursuant to the SPAs and Subscription Agreements) shall be repurchased or cancelled at or prior to Completion.

3.	Warranties

3.1	Each Party warrants to each other Party that:

3.1.1	in the case of a Party which is an individual, they have the capacity to enter into this Agreement and perform their obligations under it; and

3.1.2	in the case of any Party which is a non-natural person:

(a)	it has full power and authority to enter into, deliver and perform its obligations under this Agreement and each other Transaction Document to which it is a party;

(b)	this Agreement will, when executed, constitute valid and binding obligations of such Party in accordance with its terms;

(c)	it is not insolvent or unable to pay its debts within the meaning of any laws relating to insolvency applicable to it; and

(d)	the execution and delivery of, and the performance by such Party of its obligations under, this Agreement and each other Transaction Document to which it is a party will not:

(i)	conflict with or result in a breach of any provision of the constitutional documents of such Party;

(ii)	conflict with, result in a breach of or constitute a default under any agreement or instrument to which such Party is a party;

(iii)	conflict with or result in a breach of any law or regulation, or of any order, injunction, judgement or decree of any court, that applies to such Party; and

(iv)

save as set out in this Agreement, require such Party to obtain any material consent or approval of, or give any notice to or make any registration with, any governmental, regulatory or other authority that has not been unconditionally and irrevocably obtained or made at the date of this Agreement.

3.2

Each Party shall disclose to each other Party in writing any matter of which it becomes aware in the period up to and including Completion which in its reasonable opinion would make any of the warranties given pursuant to Clause 3.1 above or Clause 3.4 below untrue, inaccurate or misleading in any material respect if they were repeated on Completion, as soon as reasonably practicable after he or she becomes aware of the matter.

3.3	Bidco and, in respect of the Equity Commitment Letters only, Topco and each Investor party to an Equity Commitment Letter warrants to FIHL that:

3.3.1

Bidco’s, Topco’s or such Investor’s respective obligations under the Transaction Documents are not subject to any conditions regarding its or any other person’s ability to obtain financing for the consummation of the Transaction and the other transactions contemplated by this Agreement;

(a)	Bidco has at the date of this Agreement, and at Completion will have:

(i)	the Equity Commitment Letters; and

(ii)

a commitment letter from [******] (“Blackstone Credit”) on behalf of funds managed, advised or sub-advised by it or any of its affiliates together as commitment parties (together with Blackstone Credit, the “Commitment Parties”) in respect of certain term and revolving credit facilities (together, the “Facilities”) relating to the provision of debt finance to it for the purposes of the Transaction, containing the agreed summary terms for the Facilities and the conditions upon which the commitments are made (the “BXC DCL”) or, as the case may be, any replacement financing in at least the same quantum of debt as the BXC DCL committed to be provided by an alternative lender or lender(s) on a basis similar to the BXC DCL (the “Debt Commitment Letter”); and

(b)	each of Topco and each Investor has at the date of this Agreement, and at Completion will have, the Equity Commitment Letters,

which, in the case of Bidco, together are, and, in the case of Topco and such Investor, is sufficient to enable Bidco, Topco or such Investor, as applicable, to perform each of its obligations hereunder, complete the Transaction and the other transactions contemplated by the Transaction Documents, and pay all related fees and expenses, including payment of the Investor Subscription Amount (under and as defined in the Subscription Agreements), the Consideration (under and as defined in the SPAs) and the Merger Consideration (under and as defined in the Merger Agreement). True and correct copies of the Equity Commitment Letters and the Debt Commitment Letter have been provided to FIHL on or prior to the date hereof. The Equity Commitment Letters and the Debt Commitment Letter provide for “certain funds”, and, therefore, there are no conditions precedents or other contingencies related to the funding of the full amounts of financing contemplated under either (i) the Equity Commitment Letters, other than provisions consistent with those contained in the Conditions, or (ii) the Debt Commitment Letter, other than the conditions set forth therein, including the entry into definitive agreements documenting the Facilities; and

3.3.2

the Equity Commitment Letters and the Debt Commitment Letter have been duly executed and delivered by the parties thereto, are in full force and effect and are enforceable against the parties thereto in accordance with their terms, except that such enforceability may be subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, preferential transfer or other similar laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity) and to the discretion of the court before which any proceeding therefor may be brought. The Equity Commitment Letters and the Debt Commitment Letter do not terminate before, and the funding under the Equity Commitment Letters and the Debt Commitment Letter will remain available until and including, the Long Stop Date (or, if earlier, the Merger Completion). As of the date hereof, none of Bidco, Topco nor each Investor has any reason to believe that it will be unable to satisfy on a timely basis any term or condition of Completion to be satisfied by Bidco, Topco or such Investor, as applicable, contained in the Equity Commitment Letters or the Debt Commitment Letter to the extent such terms or conditions are within the control of Bidco, Topco or such Investor, as applicable.

3.4	Each Investor (other than the Strategic Investor and Investors party to an Equity Commitment Letter) warrants to Topco and FIHL that:

3.4.1

the undrawn or uncalled commitments of the limited partners in such Investors are (at the date hereof) and will be (until Completion) in aggregate not less than its Investor Subscription Amount (as defined under such Investor’s Subscription Agreement);

3.4.2	it will have funds available to it that will permit it to make its Investor Subscription Amount;

3.4.3	receipt of the monies required to fund its Investor Subscription Amount (and any damages under its Subscription Agreement) on and subject to the terms of this Agreement is:

(a)	not contingent on raising any additional equity funding or third-party financing; and

(b)

to the extent its financial resources are in the form of undrawn or uncalled capital commitments described in Clause 3.4.1 above, dependent only on the limited partners of the Investor making capital contributions which they are unconditionally committed to do on receipt of a capital call;

3.4.4

it will issue, and not revoke, capital calls for an amount equal to its Investor Subscription Amount (or any damages under its Subscription Agreement) in a sufficiently timely manner to enable it to satisfy its obligations under its Subscription Agreements; and

3.4.5

it has no knowledge of any facts or circumstances that are reasonably likely to result in and it will not take any action or fail to take any action that is reasonably likely to result in any of its limited partners failing to satisfy a capital call for such uncalled capital commitments.

4.	Conditions to Completion

4.1	Completion shall be conditional on the following events occurring (the “Conditions” and each a “Condition”):

4.1.1	in the case of Subscription Completion, SPA Completion and Merger Completion:

(a)	the regulatory approvals by the relevant Regulatory Authorities listed in paragraph 1 of Schedule 2 shall have been obtained (the “MGA Regulatory Conditions”);

(b)	the regulatory approvals by the relevant Regulatory Authorities listed in paragraph 2 of Schedule 2 shall have been obtained (the “Balance Sheet Regulatory Conditions”);

(c)

the regulatory approvals by the relevant Regulatory Authorities for the Binder Agreements shall have been obtained, with such changes (if any) to the Binder Agreements as may be required by Regulatory Authorities; provided that such changes do not constitute a Burdensome Condition (the “Binder Agreements Condition” and together with the Balance Sheet Regulatory Conditions, the “Balance Sheet Conditions”);

(d)	the Company Shareholder Approval (as defined in the Merger Agreement) shall have been obtained in accordance with the terms of the Merger Agreement;

(e)	A.M. Best Company, Inc.:

(i)

shall have provided written notice to FIHL that FIHL (1) has been assigned a financial strength rating of at least “A-” following Completion or (2) will be assigned a financial strength rating of at least “A-” immediately following Completion; and

(ii)

if FIHL has been assigned a financial strength rating of “A-” following Completion or will be assigned a financial strength rating of “A-” immediately following Completion, shall not have given oral or written notice to FIHL (which written notice FIHL shall promptly deliver to the Investors and Topco) or written notice to any of the Investors that any such ratings will be downgraded, suspended, withdrawn or retracted;

for the avoidance of doubt, such condition shall not be satisfied if such financial strength rating is “A-” with a negative outlook or negative watch;

(f)	S&P Global, Inc.:

(i)

shall have provided written notice to FIHL that FIHL (1) has been assigned a financial strength rating of at least “A-” with a negative outlook or negative watch following Completion or (2) will be assigned a financial strength rating of at least “A-” with a negative outlook or negative watch immediately following Completion; and

(ii)

if FIHL has been assigned a financial strength rating of “A-” with a negative outlook or negative watch following Completion or will be assigned a financial strength rating of “A-” with a negative outlook or negative watch immediately following

Completion, shall not have given oral or written notice to FIHL (which written notice FIHL shall promptly deliver to the Investors and Topco) or written notice to any of the Investors that any such ratings will be downgraded, suspended, withdrawn or retracted;

(g)

with respect to the Investors only, no actions, conditions, limitations, qualifications, restrictions or requirements shall have been imposed that, individually or in the aggregate would or would reasonably be expected to:

(i)

with respect to changes to the Binder Agreements as may be required by Regulatory Authorities (a “Regulatory Binder Change”), (x) result in a decrease of more than $[******] in the enterprise value of the MGA Group due to a Regulatory Binder Change to the economic terms of the Binder Agreements (the “EV Change”) as determined by comparing:

(A)

the enterprise value of the MGA Group on the basis of the Binder Agreements without such Regulatory Binder Change as of the most recent practicable date (the “EV Test Date”) and taking into account no changes to the enterprise value of the MGA Group that arise for any reason other than as a result of such Regulatory Binder Change; to

(B)

the enterprise value of the MGA Group on the basis of the Binder Agreements with such Regulatory Binder Change as of the EV Test Date and taking into account no changes to the enterprise value of the MGA Group that arise for any reason other than as a result of such Regulatory Binder Change;

or (y) have any negative impact on the term or termination provisions of the Binder Agreements that is material,

provided, in the event of an EV Change due to a Regulatory Binder Change to the economic terms of the Binder Agreements, the Aggregate Merger Consideration (as defined in the Merger Agreement) and the MGA Holdco Consideration (as defined in the SPAs) shall be reduced by an amount equal to (A) any EV Change in excess of $[******], if any, and less than or equal to $[******] (calculated on the excess only) plus (B) fifty (50) per cent. of any EV Change in excess $[******], if any, and less than or equal to $[******] (calculated on the excess only);

(ii)	require any member of the Investors’ Group to sell, hold, divest, discontinue or limit any assets, businesses or interests;

(iii)	require any member of the Investors’ Group to agree to any conditions relating to, or changes or restrictions in, its operations of any assets, business or interests; or

(iv)

require the contribution of capital or the provision of any guarantee, keep well or capital or surplus maintenance agreement, or pledge of assets or similar arrangement by any member of the Investors’ Group (excluding, for the avoidance of doubt, the capitalisation of the MGA Group by FIHL or its subsidiaries on or prior to Completion) ((i), (ii), (iii) or (iv), a “Burdensome Condition”);

provided, that any potential Burdensome Condition that is waived, consented to or accepted by the Investors’ Representative shall not constitute a Burdensome Condition for any purpose in this Agreement;

(h)	Bidco has, or will concurrently with the Completion, draw down under the Facilities on substantially the terms and conditions set out in the Debt Commitment Letter;

(i)

there shall not have occurred any effect, change, event, circumstance, state of facts, development, or occurrence that has had, or would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect; and

(j)

to the extent that the United Kingdom Competition and Markets Authority (the “CMA”) has either: (i) issued a written request for information to any Party in respect of the Transactions in accordance with Part 3 of the Enterprise Act 2002 but not yet confirmed that it has no further questions at this stage in respect of the Transactions; or (ii) commenced, or given written notice to any Party that it intends to commence, a Phase 1 merger investigation in respect of the Transactions, the respective obligations of each Party to effect the Completion shall be conditional upon the CMA confirming that either: (a) it has no further questions at this stage in respect of the Transactions; or (b) it will not make a reference of the Transactions (or any matter arising therefrom) in accordance with sections 22 or 33 of the Enterprise Act 2002 to the chair of the CMA for the constitution of a group under Schedule 4 to the Enterprise and Regulatory Reform Act 2013; or (c) if such a reference takes place, the CMA having issued a report concluding that the Transactions (or any matter therefrom) may not be expected to result in a substantial lessening of competition within any market or markets in the United Kingdom (the “CMA Condition”), provided that the Parties undertake to use all reasonable endeavours to respond to the CMA with any information it requires from any Party in order to satisfy the CMA Condition as soon as reasonably possible and in any event before the Long Stop Date.

4.1.2	in the case of Subscription Completion:

(a)

the Binder Agreements having been entered into with such changes (if any) to the Binder Agreements as may be required by Regulatory Authorities; provided that such changes do not constitute a Burdensome Condition; and

(b)

the Reorganisation shall have been effected in accordance with the Structure Steps Plan and Clause 2.5 up to and including Structure Step 21 and the steps following Structure Step 22 in the Structure Steps Plan shall be capable of being implemented and shall have become unconditional subject to Clause 2.5 and other than in respect of the condition that the Structure Steps prior to Structure Step 22 have been effected;

4.1.3	in the case of SPA Completion:

(a)	Subscription Completion having occurred; and

(b)

the Reorganisation shall have been effected in accordance with the Structure Steps Plan up to and including Structure Step 22 and the steps following Structure Step 23 in the Structure Steps Plan shall be capable of being implemented and shall have become unconditional other than in respect of the condition that the Structure Steps prior to Structure Step 23 have been effected;

4.1.4	in the case of the completion of the distribution pursuant to Structure Step 31:

(a)	each Structure Step prior to Structure Step 31 having been completed in full and in accordance with the Structure Steps Plan; and

(b)	the Company Shareholder Approval (as defined in the Merger Agreement) shall have been obtained in accordance with the terms of the Merger Agreement; and

4.1.5	in the case of Merger Completion:

(a)	SPA Completion having occurred; and

(b)

the Reorganisation shall have been effected in accordance with the Structure Steps Plan up to and including Structure Step 31 and the steps following Structure Step 32 in the Structure Steps Plan shall be capable of being implemented and shall have become unconditional other than in respect of the condition that the Structure Steps prior to Structure Step 32 have been effected (Clauses 4.1.2(b), 4.1.3(b), 4.1.4(b) and 4.1.5(b), the “Reorganisation Conditions”).

Responsibility for satisfaction of Conditions

4.2

Subject to Clause 4.7, each Investor undertakes to use all reasonable endeavours, to procure the satisfaction of the MGA Regulatory Conditions as soon as reasonably possible and in any event before the Long Stop Date and will keep FIHL informed as to progress towards satisfaction of the MGA Regulatory Conditions and will notify FIHL as soon as reasonably possible after it becomes aware of the satisfaction of each of the MGA Regulatory Conditions, but, for the avoidance of doubt, no Investor shall be under any obligation to take any action or lack thereof pursuant to or in accordance with a Burdensome Condition.

4.3

FIHL undertakes to use all reasonable endeavours to procure the satisfaction of the Balance Sheet Conditions and the Reorganisation Conditions as soon as reasonably possible and in any event before the Long Stop Date and will keep the Investors’ Representative informed as to progress towards satisfaction of the Balance Sheet Conditions and the Reorganisation Conditions and will notify the Investors’ Representative as soon as reasonably possible after it becomes aware of the satisfaction of the Balance Sheet Conditions or the ability to satisfy the Reorganisation Conditions.

4.4	To the extent permitted by law, each of the Parties shall promptly disclose to the other Parties:

4.4.1	any fact, matter or circumstance which will or is reasonably likely to prevent any Condition from being fulfilled of which it becomes actually aware;

4.4.2	any indication that any Regulatory Authority may withhold its approval or, or raise an objection to, or impose any condition as a result of Project Cooper of which it becomes actually aware; and

4.4.3	any other material development regarding the fulfilment of any Condition (other than the Reorganisation Conditions) of which it becomes actually aware.

4.5	Each Investor undertakes to keep FIHL and the Management Seller Representative informed as to progress towards satisfaction of the MGA Regulatory Conditions and undertakes to:

4.5.1

provide FIHL with draft copies of all material submissions and communications to the Regulatory Authorities in relation to satisfying the MGA Regulatory Conditions at such time as will allow FIHL a reasonable opportunity to provide comments on such submissions and communications before they are submitted or sent (and, in completing such submissions or communications, each Investor agrees to have due regard to any reasonable comments made by FIHL), it being understood that FIHL shall be responsible for drafting any business plan that will be submitted as part of any such submission or communication;

4.5.2

save as otherwise directed by a Regulatory Authority and to the extent that they relate to the MGA Regulatory Conditions and are not expected to relate to information that is confidential or commercially sensitive to any of the Investors, allow FIHL (or persons nominated by FIHL) to attend all meetings with any Regulatory Authority, and, where appropriate, to make oral submissions at such meetings; and

4.5.3

provide FIHL, as soon as reasonably practicable, with copies of any material written communication, and updates (written or oral) of the substance of any material oral communications with a Regulatory Authority in relation to obtaining any consent, approval or action where such communications have not been independently or simultaneously supplied to FIHL, and, where practicable, to consult with FIHL before initiating any material new communication with a Regulatory Authority.

4.6	FIHL undertakes to keep the Investors’ Representative informed as to progress towards satisfaction of the Balance Sheet Regulatory Conditions and undertakes to:

4.6.1

provide the Investors’ Representative with draft copies of all material submissions and communications to the Regulatory Authorities in relation to satisfying the Balance Sheet Regulatory Conditions at such times as will allow the Investors’ Representative a reasonable opportunity to provide comments on such submissions and communications before they are submitted or sent (and, in completing such submissions or communications, FIHL agrees to have due regard to any reasonable comments made by the Investors’ Representative); and

4.6.2

provide the Investors’ Representative, as soon as reasonably practicable, with copies of any material written communication, and updates (written or oral) of the substance of any material oral communications with a Regulatory Authority in relation to obtaining any consent, approval or action where such communications have not been independently or simultaneously supplied to the Investors’ Representative and, to consult with the Investors’ Representative before initiating any material new communication with a Regulatory Authority.

4.7	In the event a potential Burdensome Condition is imposed, the Investors’ Representative shall confer in good faith with FIHL in order to:

4.7.1

exchange and review their respective views and positions as to such actions, conditions, limitations, qualifications, restrictions or requirements that the Investors reasonably consider to be a Burdensome Condition;

4.7.2

provide reasonably detailed information as to the respective Party’s calculation of enterprise value and the impact of any Regulatory Binder Change and respond promptly to queries related to such calculation; and

4.7.3

in respect of actions, conditions, limitations, qualifications, restrictions or requirements required by a Regulatory Authority only, discuss with the applicable Regulatory Authority such Burdensome Condition and potential mitigation measures so it would no longer be a Burdensome Condition.

4.8

The Investors’ Representative shall promptly after the Investors’ Representative’s formal written determination that such actions, conditions, limitations, qualifications, restrictions or requirements constitutes a Burdensome Condition (and the Investors’ Representative has not waived, accepted or consented to such potential Burdensome Condition), give written notice of this fact to FIHL and the Conditions shall not be satisfied.

Long Stop Date

4.9	If any Condition:

4.9.1	has not been satisfied by the Long Stop Date (including due to the Investors determining that there has been a Burdensome Condition to the Binder Agreements); or

4.9.2

becomes incapable of satisfaction at any time prior to the Long Stop Date, FIHL or the Investors’ Representative may elect to terminate this Agreement and the other Transaction Documents (other than the Surviving Provisions) by written notice to either FIHL or the Investors’ Representative (as applicable) and the Management Seller Representative, provided that, if by the Long Stop Date (i) an MGA Regulatory Condition or a Balance Sheet Regulatory Condition remains unsatisfied and (ii) in the reasonable opinion of FIHL or the Investors’ Representative, such a condition is capable of satisfaction within one month of the Long Stop Date, FIHL or the Investors’ Representative may extend the Long Stop Date by one month by written notice to either FIHL or the Investors’ Representative (as applicable) and to the Management Seller Representative and the other Party shall not have a termination right until the expiry of such one month and this Clause 4.9 will be deemed to be repeated in respect of the Long Stop Date as extended by one month.

5.	Termination

5.1	If this Agreement is terminated pursuant to Clause 4.9 the Parties shall have no further obligations under this Agreement, provided that:

5.1.1	the Surviving Provisions shall survive termination; and

5.1.2

(for the avoidance of doubt) termination shall be without prejudice to any rights, liabilities or obligations that have accrued prior to termination, or to any other rights or remedies available under this Agreement or at law.

5.2	Save for the termination provisions set out in Clause 5.1, no Party is entitled to terminate this Agreement.

6.	Costs

6.1

FIHL shall bear all stamp duties, stamp duty land tax, notarial fees, sales taxes, transfer taxes or other taxes (each a “Transfer Tax”) arising in connection with the execution of, or transfer of shares pursuant to, the relevant SPAs, and shall be responsible for arranging the payment of any such Transfer Tax and for preparing, executing and filing any applicable returns to the appropriate Taxation Authority with respect to such Transfer Taxes.

6.2

FIHL shall bear all Transfer Taxes arising in connection with the execution of, or issuance of shares pursuant to, the relevant Subscription Agreements, and shall be responsible for arranging the payment of any such Transfer Tax and for preparing, executing and filing any applicable returns to the appropriate Taxation Authority with respect to such Transfer Taxes.

6.3

Any Transfer Taxes arising in connection with the execution of, or merger transactions completed pursuant to, the Merger Agreement shall be allocated in accordance with the terms of the Merger Agreement.

6.4

Any Transfer Taxes arising in connection with the transactions contemplated by this Agreement that are not specified in Clauses 6.1, 6.2 or 6.3 above shall be borne fifty (50) per cent. by FIHL and fifty (50) per cent. by MGA Holdco. MGA Holdco shall be responsible for filing all tax returns and other documentation in respect of any Transfer Taxes to the relevant Taxation Authority and may at its discretion (acting in good faith)

determine the amount of any Transfer Taxes payable. FIHL shall pay or reimburse (as the case may be) to MGA Holdco an amount equal to fifty (50) per cent. of Transfer Taxes payable as determined by MGA Holdco within five (5) Business Days of demand therefor.

6.5

If this Agreement is terminated pursuant to Clause 4.9, FIHL shall pay all reasonable out-of-pocket costs (including any irrevocable VAT thereon) of the Investors’ Group in connection with the evaluation, documentation and execution of the Transactions, including the fees of [******] Amounts due under this Clause 6.5 shall be exclusive of VAT and if any payment by FIHL pursuant to this Clause 6.5 constitutes the consideration for a taxable supply of goods and/or services for VAT purposes, then FIHL shall, on presentation of a valid VAT invoice, pay VAT in addition to and at the same time as the amount so falling under this Clause 6.5. For the avoidance of doubt, if this Agreement is terminated pursuant to Clause 4.9, none of the Investors shall be liable for any amount payable pursuant to the Debt Commitment Letter, any fee letter related thereto or in connection with any potential equity financing by Blackstone or any affiliate thereof or any other costs, fees or expenses incurred by any MGA Group Company.

7.	Completion

7.1

Completion shall occur in accordance with the terms of the relevant Transaction Document and shall take place virtually via the exchange of executed documents and other deliverables by PDF or other means of electronic delivery.

7.2

At Completion, no Investor shall be required to pay its Investor Subscription Amount pursuant to the terms of its Subscription Agreement and no Institutional Seller shall be required to complete its Share Purchase pursuant to the terms of its Institutional Seller SPA unless each of the other Investors also pays its Investor Subscription Amount at Completion (including if Completion does not occur as a result of a Burdensome Condition).

7.3

If any Investor fails to satisfy all or part of its payment obligations at Completion under its Subscription Agreement with respect to its Investor Subscription Amount (the “Defaulting Investor”), no other Investor or any of its Related Persons shall have any liability to any other person under any of the Transaction Documents or otherwise in respect of such failure by the Defaulting Investor and no other Investor or any of its Related Persons shall be required to satisfy, either at Completion or subsequently, in whole or part, any of the payment obligations that have failed to have been satisfied by the Defaulting Investor pursuant to its Transaction Documents.

7.4

If Completion does not occur as a result of one or more Defaulting Investors (a) failing to pay its Investor Subscription Amount in accordance with the terms of its Subscription Agreement, or (b) notifying any other Party of its intention not to pay its Investor Subscription Amount in accordance with the terms of its Subscription Agreement (a “Subscription Agreement Breach”), in either case in circumstances where all Conditions have been satisfied or waived and the other Investors (the “Non-Defaulting Investors”) are prepared to pay their Subscription Amounts in accordance with the terms of their respective Subscription Agreements, and either:

7.4.1	a non-appealable award of damages is made by any court of competent jurisdiction in favour of Topco in respect of the Subscription Agreement Breach; or

7.4.2	the Defaulting Investor(s) and Topco agree upon an amount in damages to be paid by the Defaulting Investor to Topco in respect of the Subscription Agreement Breach,

(in each case, such amount being “Subscription Agreement Damages”), then:

7.4.3

the Defaulting Investor(s) shall be responsible for 100% of any Subscription Agreement Damages; provided that where there is more than one Defaulting Investor, the Defaulting Investors will share the Subscription Agreement Damages pro rata to their intended shareholding in Topco; provided, further, the Subscription Agreement Damages with respect to a Defaulting Investor shall not exceed the Investor Subscription Amount under such Defaulting Investor’s Subscription Agreements;

7.4.4

the Defaulting Investor(s) shall have no liability to any person other than Topco under any of the Transaction Documents or otherwise in respect of such failure by the Defaulting Investor (other than the Subscription Agreement Damages); and

7.4.5	the Non-Defaulting Investors shall not be responsible for any Subscription Agreement Damages (including under their own Subscription Agreements).

8.	Limitation of liability

8.1

Without prejudice to the limitations of liability included in the other Transaction Documents and subject to Clause 8.2, no Party will be liable (whether directly or indirectly, in contract or in tort or otherwise) for any action taken by it (or any inaction) under or in connection with the negotiation, entry into or performance of its obligations under this Agreement, unless directly caused by its gross negligence or wilful misconduct and to the extent finally judicially determined by a court of competent jurisdiction.

8.2	Without prejudice to the limitations of liability included in the other Transaction Documents, the Management Seller Representative shall have no liability to any other Party.

8.3	No Party shall be responsible or have any liability to any other Party for consequential losses or damages.

8.4	Nothing in this Clause 8 shall operate to limit the liability of a Party in respect of fraud on the part of such Party.

8.5

Notwithstanding anything to the contrary contained herein, the Sellers (on behalf of themselves and their affiliates and each officer, director, employee, member, manager, partner, controlling person, advisor, attorney, agent and representative thereof) (i) hereby waive any claims or rights against any Debt Financing Source relating to or arising out of this Agreement, the Bidco debt financing, the Debt Commitment Letter and the transactions contemplated hereby and thereby, whether at law or in equity and whether in tort, contract or otherwise, (ii) hereby agree not to bring or support any suit, action or proceeding against any Debt Financing Source in connection with this Agreement, the Bidco debt financing, the Debt Commitment Letter and the transactions contemplated hereby and thereby, whether at law or in equity and whether in tort, contract or otherwise, and (iii) hereby agree to cause any suit, action or proceeding asserted against any Debt Financing Source by or on behalf of the Sellers or any of its affiliates or any officer, director, employee, member, manager, partner, controlling person, advisor, attorney, agent and representative thereof in connection with this Agreement, the Bidco debt financing, the Debt Commitment Letter and the transactions contemplated hereby and thereby to be dismissed or otherwise terminated. In furtherance and not in limitation of the foregoing waivers and agreements, it is acknowledged and agreed that no Debt Financing Source shall have any liability for any claims or damages to the Sellers in connection with this Agreement, the Bidco debt financing, the Debt Commitment Letter and the transactions contemplated hereby and thereby (provided that nothing in this Clause 8.5 shall limit the liability or obligations of the Debt Financing Sources under the Debt Commitment Letter or any definitive agreements with respect to any Bidco debt financing).

9.	Marketing Materials disclaimer

9.1

Notwithstanding anything to the contrary set out in this Agreement, no forecast made by or on behalf of FIHL or any MGA Group Company may form the basis of, or be pleaded in connection with, any claim against FIHL or any MGA Group Company and, without prejudice to the provisions of Clauses 14.15 to 14.19 (Entire Agreement), each other Party acknowledges and agrees, that none of FIHL, any member of its Group, any member of the MGA Group, nor any of their respective directors, officers, employees, agents or advisers (other than PwC in respect of the PWC VDD Report) make any representation or warranty as to any forecasts, assumptions, projections, estimates, budgets, statements of intent or statements of opinion (whether in the Marketing Materials or otherwise) delivered to or made available to such other Party or any of its directors, officers, employees, agents or advisers of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the MGA Group.

9.2

Each other Party unconditionally and irrevocably waives all and any rights and claims that they may have against any of FIHL, any member of its Group, any member of the MGA Group, nor any of their respective directors, officers, employees, agents or advisers (other than PwC in respect of the PWC VDD Report) in respect of any such forecasts, assumptions, projections, estimates, budgets, statements of intent or statements of opinion (whether in the Marketing Materials or otherwise), and each and every such director, officer, employee, agent or adviser of FIHL, any member of its Group or any member of the MGA Group shall be entitled to enforce this Clause under the Contracts (Rights of Third Parties) Act 1999.

10.	Announcements and confidentiality

Announcements

10.1	FIHL and the Investors’ Representative shall mutually agree any Announcement; provided that such Announcement shall not name an Investor without such Investor’s consent.

10.2

Subject to Clause 10.1, no Party shall make or issue any announcement or circular in connection with the existence or the subject matter of this Agreement or any other Transaction Document, or cause any such announcement to be made or issued, without the prior written consent of:

10.2.1	in the case of an announcement by FIHL, the Investors’ Representative;

10.2.2	in the case of an announcement by any Investor, FIHL; and

10.2.3	in the case of an announcement by any other Party, FIHL, and the Investors’ Representative.

Confidentiality

10.3

Subject to Clause 10.4, each Party shall treat as strictly confidential and shall not disclose or use any information received or obtained in connection with or as a result of entering into this Agreement or any other Transaction Document that relates to:

10.3.1	the provisions of this Agreement or any Transaction Document;

10.3.2	the negotiations relating to this Agreement and all other Transaction Documents;

10.3.3	any business or financial or other affairs of the Group; or

10.3.4	any other Party or its Related Persons.

10.4	Notwithstanding Clauses 10.1, 10.2 and 10.3, a Party may disclose or use information if and to the extent that:

10.4.1	such disclosure or use is required by applicable law or regulation, by any competent judicial, governmental or regulatory body, or by the rules of any recognised stock exchange;

10.4.2	such disclosure or use is required for the purpose of any judicial proceedings arising out of this Agreement or any other Transaction Document;

10.4.3	such disclosure or use is required to vest the full benefit of this Agreement or any other Transaction Document in any Party;

10.4.4	such disclosure is made to a Taxation Authority in connection with the Tax affairs of the disclosing Party;

10.4.5

such disclosure is made to the professional advisers, auditors, rating agencies, bankers or providers of debt financing of a Party on a need-to-know basis, provided that the recipient has undertaken to comply with this Clause 10 in respect of such information as if it were a Party;

10.4.6	such disclosure is made to the Group’s customers, insureds, cedants, policyholders, brokers or other intermediaries in connection with the maintenance of their relationships with the Group;

10.4.7	such information is or becomes publicly available (other than by breach of this Agreement);

10.4.8

such disclosure is made to an affiliate, Related Fund or co-investment vehicle of an Investor provided that the recipient has undertaken to comply with this Clause 10 in respect of such information as if it were a Party; or

10.4.9	in the case of:

(a)	FIHL, the Investors’ Representative have given their prior written consent;

(b)	any Investor, FIHL has given its prior written consent; and

(c)	any other Party, FIHL and the Investors’ Representative have given their prior written consent

10.5

Before any information is disclosed pursuant to Clauses 10.4.1, 10.4.2 or 10.4.4, the Party concerned shall (unless prohibited by law, regulation or any judicial, governmental or regulatory body) promptly notify the other Parties to whom the disclosure relates of the circumstances of the disclosure and the information to be disclosed with a view to providing such other Parties with the opportunity to contest, limit or agree the timing and content of such disclosure.

11.	Notices

Service of notices

11.1

Any notice to be given under this Agreement must be in English and in writing, and may be served by hand, by first class post or airmail (pre-paid and signed for in each case) or by email to the address or email address (as applicable) given below, or to such other address or email address as may have been notified by any Party to the other Parties for this purpose (which shall supersede the previous address or email address (as applicable) from the date on which notice of the new address is deemed to be served under this Clause 11).

The Investors: in accordance with each Investor’s notice details set out in Schedule 1.

FIHL:	Fidelis Insurance Holdings Limited

For the attention of:	Patricia Roufca, Group General Counsel and
Director of Strategic Execution

Address:	Waterloo House
100 Pitts Bay Road
Pembroke, Bermuda HM 08

Email address:	patricia.roufca@fidelisinsurance.com

Copy to (which shall not	Willkie Farr & Gallagher (UK) LLP
constitute notice):	CityPoint
One Ropemaker Street
London EC2Y 9AW
for the attention of Joseph D. Ferraro
email to jferraro@willkie.com

Management Seller	Richard Brindle
Representative:

Address:	22 Bishopsgate, 42nd Floor
London, EC2N 4BQ
United Kingdom

Email address:	Richard.brindle@fidelisinsurance.com

Copy to (which shall not	Fidelis Insurance Holdings Limited
constitute notice):	Waterloo House
100 Pitts Bay Road
Pembroke, Bermuda HM 08
for the attention of Patricia Roufca
email to patricia.roufca@fidelisinsurance.com

Investors’ Representative:

SPFM Holdings, LLC

For the attention of:	[******]

Address:	[******]
[******]

Email address:	[******]

Capital Z Partners (MGA), L.P.

For the attention of:	[******]

Address:	[******]
[******]

Email address:	[******]
[******]

Copy to (which shall not	Skadden, Arps, Slate, Meagher & Flom LLP
constitute notice):	One Manhattan West
New York, New York 10001
for the attention of Todd. E. Freed
email to todd.freed@skadden.com

Topco:	Shelf Holdco Ltd.

For the attention of:	CEO

Address:	Waterloo House
100 Pitts Bay Road
Pembroke, Bermuda HM 08

Copy to (which shall not	Willkie Farr & Gallagher (UK) LLP
constitute notice):	CityPoint
One Ropemaker Street
London EC2Y 9AW
for the attention of Joseph D. Ferraro
email to jferraro@willkie.com

Midco:	Shelf Midco Ltd.

For the attention of:	CEO

Address:	Waterloo House
100 Pitts Bay Road
Pembroke, Bermuda HM 08

Copy to (which shall not	Willkie Farr & Gallagher (UK) LLP
constitute notice):	CityPoint
One Ropemaker Street
London EC2Y 9AW
for the attention of Joseph D. Ferraro
email to jferraro@willkie.com

Bidco:	Shelf Bidco Ltd.

For the attention of:	CEO

Address:	Waterloo House
100 Pitts Bay Road
Pembroke, Bermuda HM 08

Copy to (which shall not	Willkie Farr & Gallagher (UK) LLP
constitute notice):	CityPoint
One Ropemaker Street
London EC2Y 9AW
for the attention of Joseph D. Ferraro
email to jferraro@willkie.com

Merger Sub:	Shelf Bidco II Ltd.

For the attention of:	CEO

Address:	Waterloo House
100 Pitts Bay Road
Pembroke, Bermuda HM 08

Copy to (which shall not	Willkie Farr & Gallagher (UK) LLP
constitute notice):	CityPoint
One Ropemaker Street
London EC2Y 9AW
for the attention of Joseph D. Ferraro
email to jferraro@willkie.com

MGA Holdco:	Shelf Holdco II Ltd.

For the attention of:	CEO

Address:	Waterloo House
100 Pitts Bay Road
Pembroke, Bermuda HM 08

Copy to (which shall not	Willkie Farr & Gallagher (UK) LLP
constitute notice):	CityPoint
One Ropemaker Street
London EC2Y 9AW
for the attention of Joseph D. Ferraro
email to jferraro@willkie.com

11.2	Any notice served in accordance with Clause 11.1 shall be deemed to have been received:

11.2.1	if delivered by hand, at the time of delivery;

11.2.2	if sent by first class post, at 9.30 a.m. on the second day after (and excluding) the date of posting;

11.2.3	if sent by airmail, at 9.30 a.m. on the fifth day after (and excluding) the date of posting; or

11.2.4

if sent by email, at the time of transmission by the sender, provided that receipt shall not occur if the sender receives an automated message indicating that the message has not been delivered to the recipients, provided that if a notice would otherwise be deemed to have been received outside Normal Business Hours, it shall instead be deemed to have been received at the recommencement of such Normal Business Hours.

11.3

For the purposes of Clause 11.2, “Normal Business Hours” means 9.00 a.m. to 5.30 p.m. local time in the place of receipt on any day which is not a Saturday, Sunday or public holiday in that location. In the case of service on any Party by email, the place of receipt shall be deemed to be the address specified for service on that Party by post.

11.4

In proving receipt of any notice served in accordance with Clause 11.1, it shall be sufficient to show that the envelope containing the notice was properly addressed and either delivered to the relevant address by hand or posted as a pre-paid, signed-for first class or airmail letter, or that the email was sent to the correct email address.

11.5	This Clause 11 shall not apply to the service of any proceedings or other documents in any legal action.

12.	Management Seller Representative

12.1	The Management Seller Representative shall act on behalf of the Management Sellers in respect of this Agreement, in particular:

12.1.1

any notice, consent, election or request to be made or given by the Management Sellers to any of the Parties (other than the Management Seller Representative) under this Agreement may be made or given by the Management Seller Representative on behalf of all the Management Sellers; and

12.1.2

any notice to be given by any of the Parties to the Management Sellers under this Agreement shall be validly served on all the Management Sellers (or any of them) if it is served on the Management Seller Representative in accordance with Clause 11.1.

12.2	The Management Seller Representative may be replaced pursuant to the terms of the Management Sellers SPA.

13.	Investors’ Representative

13.1

By executing and delivering this Agreement, each Investor shall have irrevocably authorized and appointed the Investors’ Representative such Investor’s representative and attorney- in- fact to act on behalf of such Investor with respect to this Agreement to act on behalf of the Investors in respect of this Agreement and, in particular:

13.1.1

except as provided in Clause 14.22, any notice, consent, election or request to be made or given by the Investors to any other Party under this Agreement may be made or given by the Investors’ Representative on behalf of all the Investors, and the Parties are not required to have regard to any notice served by or on behalf of the Investors (or any of them) by any other person;

13.1.2

any notice to be given by the Parties to the Investors under this Agreement shall be validly served on all the Investors (or any of them) if it is served on the Investors’ Representative in accordance with Clause 11.1; and

13.1.3	any variation to this Agreement pursuant to Clause 14.10 may be signed on behalf of the Investors by the Investors’ Representative.

13.2

The Investors’ Representative shall not be liable to any Investor for any claim whatsoever arising from any act or omission undertaken by him in his capacity as the Investors’ Representative save in the case of fraud by the Investors’ Representative to the extent finally judicially determined by a court of competent jurisdiction, and the Investors’ Representative shall be entitled to enforce this Clause 13.2 under the Contracts (Rights of Third Parties) Act 1999. The Investors shall severally and not jointly, indemnify and hold harmless the Investors’ Representative from and against, compensate it for, reimburse it for and pay any and all losses, liabilities, claims, actions, damages and expenses arising out of and in connection with its activities as Investors’ Representative under this Agreement.

14.	General

Further assurances

14.1

On request by any Party, each Party shall, as soon as reasonably practicable at the requesting Party’s cost and insofar as it is reasonably able, do or procure the doing of all such acts and execute or procure the execution of all such documents (in a form reasonably satisfactory to the requesting Party) as the requesting Party may reasonably consider necessary or appropriate to carry this Agreement into effect and to give the requesting Party the full benefit of it.

14.2

Each Party agrees that it will provide all information requested in writing by the other reasonably required to enable such Party to comply with its obligations under the Proceeds of Crime Act 2002 and the Money Laundering Regulations 2007 (No. 2157) whether such obligations apply prior to Completion or thereafter.

Payments under this Agreement

14.3

All sums payable by one party to another under this Agreement shall be paid without any deduction or withholdings, unless such deduction or withholding is required by any applicable law. If such deduction or withholding is so required the applicable payor party shall be obliged to pay to the payee such sum as will, after the deduction or withholding has been made, leave the payee with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

Assignment

14.4

Without prejudice to the rights of those FIHL shareholders who will receive Merger Consideration (as defined in the Merger Agreement) under the Merger Agreement on Merger Completion, MGA Holdco and Bidco may assign the benefit of the whole or any part of, or any of its rights under, this Agreement to:

14.4.1	a Related Person; and

14.4.2	a purchaser of the entire issued share capital of either MGA Holdco or Bidco, or of all or substantially all of their respective assets.

14.5

Without prejudice to the rights of those FIHL shareholders who will receive Merger Consideration (as defined in the Merger Agreement) under the Merger Agreement on Merger Completion, MGA Holdco and Bidco may grant security over, or assign by way of security, any or all of its rights under this Agreement to its banks or other finance providers (or any agent or trustee on behalf of such finance providers) for the purposes of, or in connection with, any financing or refinancing or other banking or related facilities (whether in whole or in part) in respect of or in connection with the Merger and other transactions contemplated by this Agreement or any of MGA Holdco’s or Bidco’s working capital or other requirements. On the enforcement of any security of the kind referred to in this clause, MGA Holdco, Bidco, or any administrative receiver of MGA Holdco, Bidco, or any person having the benefit of such security, may assign any or all of the relevant rights to any person.

14.6

In the case of an assignment pursuant to Clauses 14.4 and 14.5, the liability of any Party to such an assignee shall not be greater than it would have been had such assignment not taken place, and all the rights, benefits and protections afforded to a Party shall continue to apply to the benefit of that Party as against the assignee as they would have applied as against the assigning Party.

14.7

Subject to Clauses 14.4 to 14.8, no Party may assign, grant any security interest over, hold on trust or otherwise transfer the benefit of, or its rights under, the whole or any part of this Agreement without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed); provided, however, that Bidco may assign its rights under this Agreement to the Debt Financing Sources as collateral security.

14.8

Notwithstanding Clause 14.7, Blackstone may assign the benefit of the whole or any part of, or any of its rights under, this Agreement to any affiliate, Related Fund or co-investment vehicle of Blackstone; provided that: (i) such assignment shall not relieve Blackstone from its obligations under this Agreement; (ii) if such assignee ceases to be an affiliate or Related Fund of Blackstone, all benefits relating to this Agreement assigned to such assignee shall be deemed automatically by that fact to be re-assigned to Blackstone; and (iii) no other Party shall be under any greater obligation or liability thereby than if such assignment had never occurred.

14.9	Any purported assignment, declaration of trust, transfer, sub- contracting, delegation, charging or dealing in contravention of Clauses 14.4 to 14.8 is ineffective.

Variation

14.10	Save as permitted pursuant to Clause 13.1, no variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each Party.

Rights of third parties

14.11

Except as expressly stated in Clause 2.12, Clause 9.2, Clause 14.4 and Clause 14.5, this Agreement does not confer any rights on any person or party under the Contracts (Rights of Third Parties) Act 1999.

14.12	The Parties may rescind, vary or terminate this Agreement in accordance with its terms without the consent of or notice to any person on whom such rights are conferred.

14.13

Each MGA Group Company, and each of their respective directors, officers, employees and agents may enforce the terms of Clause 2.12, Clause 9.2, Clause 14.4 and Clause 14.5 under the Contracts (Rights of Third Parties) Act 1999.

14.14

Notwithstanding anything to the contrary contained herein, each Debt Financing Source is intended to be, and shall be, an express third-party beneficiary of this Clause 14.14 and Clauses 8.5, 14.7, 14.28 and 14.33 through 14.35.

Entire agreement

14.15

The Transaction Documents (as varied in accordance with their terms) constitute the whole agreement between the relevant parties relating to the Transactions to the exclusion of any terms implied in law that may be excluded by contract. They supersede and extinguish any and all prior discussions, correspondence, negotiations, drafts, arrangements, understandings or agreements relating to the Transactions.

14.16	Each Party agrees and acknowledges that:

14.16.1	it is entering into the Transaction Documents in reliance solely on the statements made or incorporated in them;

14.16.2

it is not relying on any other statement, representation, warranty, assurance or undertaking made or given by any person, in writing or otherwise, at any time prior to the date of this Agreement (“Pre-Contractual Statement”);

14.16.3

it is not entering into this Agreement in consequence of or in reliance on any unlawful communication as defined in section 30(1) of the Financial Services and Markets Act 2000 made by any other Party or any Party’s professional advisers;

14.16.4

except as expressly provided in this Agreement, it is entering into this Agreement solely in reliance on its own commercial assessment and investigation and advice from its own professional advisers; and

14.16.5	the other Parties are entering into this Agreement in reliance on the acknowledgements given in this Clause 14.16.

14.17	No Party shall have any liability whatsoever for any Pre-Contractual Statement, whether in contract, in tort, under the Misrepresentation Act 1967 or otherwise.

14.18

It is agreed that the only liability of any Party in respect of those statements, representations, warranties, assurances and undertakings made or given by it and set out or incorporated in this Agreement shall be for breach of contract.

14.19	This entire agreement Clause does not limit or exclude any liability for fraud.

14.20

None of the Parties shall terminate, vary, amend, restate, supplement, assign, or novate the Merger Agreement, the Warranty Deed, the Disclosure Letter or the W&I Insurance Policy without the prior written approval of the Investors’ Representative; provided that this Clause 14.20 shall not prevent any of the Commitment Parties from taking an assignment of any rights under such documents, or MGA Holdco, Bidco or Topco from assigning any rights under such documents to any of the Commitment Parties, in each case, in accordance with their respective terms and without the prior written approval of the Investors’ Representative.

Inconsistency

14.21	Subject to Clause 14.20, if there is any inconsistency between the provisions of this Agreement and those of any other Transaction Document, the provisions of this Agreement shall prevail.

Remedies

14.22

The rights and remedies conferred on any Party by, or pursuant to, this Agreement are cumulative and, except as expressly provided in this Agreement are in addition to, and without prejudice, to all other rights and remedies otherwise available to such Party at law or in equity.

Waiver

14.23

Any waiver of any term or condition of this Agreement, waiver of any breach of any term or condition of this Agreement, or waiver of, or election whether or not to enforce, any right or remedy arising under this Agreement or at law, must be in writing and signed by or on behalf of the person granting the waiver, and no waiver or election shall be inferred from a Party’s conduct.

14.24

Any waiver granted pursuant to Clause 14.23 must, in respect of the Investors, be signed by the Investors’ Representative; provided, that no waiver to Clause 4.1.1(g)(ii) to 4.1.1(g)(iv) that is adverse to any Investor shall be effective without the written consent of such Investor and each Investor shall have the right to assert the occurrence of a Burdensome Condition under Clause 4.1.1(g)(ii) to 4.1.1(g)(iv) in respect of it.

14.25	Any waiver of a breach of any term or condition of this Agreement shall not be, or be deemed to be, a waiver of any subsequent breach.

14.26	Failure to enforce any provision of this Agreement at any time or for any period shall not waive that or any other provision or the right subsequently to enforce all provisions of this Agreement.

14.27

Failure to exercise, or delay in exercising, any right or remedy shall not operate as a waiver or be treated as an election not to exercise such right or remedy, and single or partial exercise or waiver of any right or remedy shall not preclude its further exercise or the exercise of any other right or remedy.

14.28

No amendment or waiver to this Clause 14.28 and Clauses 8.5, 14.7 and 14.33 through 14.35 or defined term used therein (or to any other provision or definition of this Agreement to the extent that such amendment or waiver would modify the substance of any such foregoing Clause or defined term used therein) that is adverse to any Debt Financing Source shall be effective as to such Debt Financing Source without the written consent of such Debt Financing Source.

Invalidity

14.29	If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction that shall not affect or impair:

14.29.1	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

14.29.2	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

14.30

If any provision of this Agreement is held to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted or amended, the provision in question will apply with the minimum modifications necessary to make it valid and enforceable and, if necessary, the Parties shall negotiate in good faith to amend the provision so that, as amended, it is legal, valid and enforceable, and, to the greatest extent possible, achieves the Parties’ original commercial intention.

Counterparts

14.31	This Agreement may be executed in any number of counterparts, and by the parties to it on separate counterparts, but shall not be effective until each Party has executed at least one counterpart.

14.32	Each counterpart constitutes an original, and all the counterparts together constitute one and the same agreement.

Governing law

14.33

This Agreement and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the Transaction contemplated by this Agreement) are governed by and shall be construed in accordance with the laws of England and Wales; provided that, notwithstanding anything to the contrary contained herein, any right or obligation with respect to any Debt Financing Source in connection with this Agreement, the Bidco debt financing, the Debt Commitment Letter and the transactions contemplated hereby and thereby, and any claim, controversy, dispute, suit, action or proceeding relating thereto or arising thereunder, shall be governed by and construed in accordance with the law of the State of New York.

14.34

Each party irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the transactions contemplated hereby, the actions of any party in the negotiation, administration, performance and enforcement of this Agreement and the transactions contemplated hereby or arising out of or relating to the Bidco debt financing or any of the transactions contemplated thereby, including in any action, proceeding or counterclaim against any Debt Financing Source.

Jurisdiction

14.35

The Parties irrevocably agree that the courts of England shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Agreement or the negotiation of the Transaction contemplated by this Agreement); provided that, notwithstanding anything to the contrary contained herein, each party hereto hereby submits itself to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan in the City of New York and the United States District Court for the Southern District of New York and any appellate courts thereof with respect to any suit, action or proceeding against any Debt Financing Source in connection with this Agreement, the Bidco debt financing, the Debt Commitment Letter and the transactions contemplated hereby and thereby, whether at law or in equity and whether in tort, contract or otherwise, and hereby agrees that it will not bring or support any such suit, action or proceeding in any other forum.

Agent for service of process

14.36

The non-UK Parties to this Agreement undertake to ensure that at all times a person with an address in England is appointed as their process agent to receive on their behalf service of any proceedings in respect of any dispute or claim that arises out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims).

14.37

FIHL irrevocably appoints FIHL (UK) Services Limited of 22 Bishopsgate, 42nd Floor, London, EC2N 4BQ, United Kingdom as its process agent to receive on its behalf service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent.

14.38

Topco, Midco, Bidco, Merger Sub and MGA Holdco irrevocably appoint Fidelis Marketing Limited of 22 Bishopsgate, 42nd Floor, London, EC2N 4BQ, United Kingdom as their process agent to receive on their behalf service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent.

14.39	A copy of any Service Document served on an agent shall be sent by post to the relevant Party. Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

14.40

If for any reason the process agent of a Party ceases to be able to act as process agent or no longer has an address in England the relevant Party irrevocably agrees to appoint a substitute process agent acceptable to the other Parties and send to the other Parties a copy of the new process agent’s acceptance of that appointment within 30 days.

14.41	Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law.

This cooperation agreement is entered into by the Parties on the date written at the beginning of this Agreement

IN WITNESS whereof the parties hereto have entered into this Agreement on the day and year first before written.

SIGNED
for and on behalf of
FIDELIS INSURANCE HOLDINGS LIMITED	Signature:	[*****************]

	Name:	[*****************]

	Position:	Director

[Signature Page to Cooperation Agreement]

SIGNED
for and on behalf of
SHELF HOLDCO LTD.	Signature:	[*****************]

	Name:	[*****************]

	Position:	Director

[Signature Page to Cooperation Agreement]

SIGNED
for and on behalf of
SHELF MIDCO LTD.	Signature:	[*****************]

	Name:	[*****************]

	Position:	Director

[Signature Page to Cooperation Agreement]

SIGNED
for and on behalf of
SHELF BIDCO LTD.	Signature:	[*****************]

	Name:	[*****************]

	Position:	Director

[Signature Page to Cooperation Agreement]

SIGNED
for and on behalf of
SHELF BIDCO II LTD.	Signature:	[*****************]

	Name:	[*****************]

	Position:	Director

[Signature Page to Cooperation Agreement]

SIGNED
for and on behalf of
SHELF HOLDCO II LTD.	Signature:	[*****************]

	Name:	[*****************]

	Position:	Director

[Signature Page to Cooperation Agreement]

SIGNED by Richard Brindle, as
Management Seller Representative

	Signature:	[*****************]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

[****]

[Signature Page to Cooperation Agreement]

Schedule 1

The Investors

Entity	Notice Provisions
[****]	For the attention of: [****]
Address: 485 Lexington Avenue, New
York, NY 10017
Email Address: [****] @travelers.com

Copy to (which shall not constitute notice):
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
for the attention of Todd. E. Freed
email to todd.freed@skadden.com

[****]	For the attention of: [****]
[****]	[****]
Address: 4851 Tamiami Trail N, Suite 200,
Naples, FL 34103
Email Address:
[****] @capitalz.com;
[****] @capitalz.com

Copy to (which shall not constitute notice):
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
for the attention of Todd. E. Freed
email to todd.freed@skadden.com

[****]	c/o Further Global Capital Management, L.P.

For the attention of: [****]
[****]
Address: 445 Park Avenue, 14th Floor
New York, NY 10022
Email Address:
[****] @furtherglobal.com
[****] @furtherglobal.com

Copy to (which shall not constitute notice):
Kirkland & Ellis, LLP
601 Lexington Avenue
New York, NY 10022
for the attention of Jennifer Perkins, P.C.
and Jessica Murray
Email to jennifer.perkins@kirkland.com
jessica.murray@kirkland.com

[****]	For the attention of: [****]
[****]	Address: Alfa Insurance
[****]	2108 E South Blvd
[****]	Montgomery, AL 36116
[****]	Email Address: [****] @alfains.com
[****]
[****]	Copy to (which shall not constitute notice):
[****] @alfains.com

[****]	For the attention of: General Counsel
[****]	Address: Blackstone [****]
[****]	345 Park Avenue, 30th Floor
[****]	New York, NY 10154
[****]	Email: [****] @blackstone.com
[****]	Copy to (which shall not constitute notice):
[****]	Address: 40 Berkeley Square, London, W1J
[****]	5AL
[****]	Email: [****] @Blackstone.com,
[****]	[****] @Blackstone.com
[****]	Attention: [****]
[****]

[****]	Address: 2-4, rue Eugène Ruppert, L-2453
[****]	Luxembourg
[****]	E-mail: [****]
[****]	Attention: Board of Managers
[****]
With a copy to:
Address: 40 Berkeley Square, London, W1J
5AL
Email: [****] @Blackstone.com,
[****] @Blackstone.com
Attention: [****]

and:

Address: Blackstone [****]
[****], 345 Park Avenue, 30th Floor,
New York, NY 10154
Email: [****] @blackstone.com
Attention: General Counsel